UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SYNERGY RESOURCES CORPORATION
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    PROXY STATEMENT
1625 Broadway, Suite 300
Denver, CO 80202
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
to be held December 15, 2015
Dear Shareholder:

You are cordially invited to attend the 2015 annual meeting of shareholders of Synergy Resources Corporation (the “Company”), which will be held on December 15, 2015, at 10:00 a.m., Mountain Time, at the Westin Hotel, 1672 Lawrence St., Denver, Colorado 80202, for the following purposes:

1.	To elect the nominees named in the accompanying proxy statement as members of the Company’s board of directors;

2.	To ratify the appointment of EKS&H LLLP as the Company’s independent registered accounting firm for the fiscal year ending August 31, 2016;

3.	To approve the Synergy Resources Corporation 2015 Equity Incentive Plan;

4.	To approve an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 200,000,000 to 300,000,000;

5.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”); and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on October 19, 2015, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. You must present your proxy, voter instruction card, or meeting notice for admission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on December 15, 2015. The proxy statement for the annual meeting is available electronically at http://www.viewproxy.com/syrginfo/2016.

The Board of Directors recommends shareholders vote for each proposal. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope, or vote by telephone or online following the instructions on the proxy.

On behalf of the Board of Directors, we would like to express our appreciation for your continued support of Synergy Resources Corporation.

By Order of the Board of Directors

Very truly yours,

/s/ Ed Holloway	/s/ William E. Scaff, Jr.
Ed Holloway	William E. Scaff, Jr.
Co-Chief Executive Officer	Co-Chief Executive Officer
November 9, 2015	November 9, 2015

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PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are being furnished to you by the Board of Directors (the “Board”) of Synergy Resources Corporation, a Colorado corporation (“we,” “us,” “Synergy” or the “Company”), in connection with its solicitation of proxies for Synergy’s Annual Meeting of Shareholders to be held on December 15, 2015 at 10:00 a.m., Mountain Time, at the Westin Hotel, 1672 Lawrence St., Denver, Colorado 80202, and at any adjournments or postponements thereof (the “Annual Meeting”). In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. We have entered into an agreement with Alliance Advisors, LLC to provide proxy soliciting services, and we anticipate paying approximately $8,000 for such services. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

This proxy statement and the enclosed proxy card are expected to be first sent to our shareholders on or about November 9, 2015. The proxy materials are also available at http://www.viewproxy.com/syrginfo/2016.

All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in such proxies. Where no instructions are given, shares will be voted “FOR” the election of the director nominees named herein (Proposal No. 1), “FOR” the ratification of EKS&H LLLP as the Company’s independent registered accounting firm for the fiscal year ending August 31, 2016 (Proposal No. 2), “FOR” the approval of the Synergy Resources Corporation 2015 Equity Incentive Plan (Proposal No. 3), “FOR” the amendment of the Articles of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4), and “FOR” the proposal to approve, on an advisory basis, our executive compensation (Proposal No. 5).

A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote in person at the meeting or by delivering to the Company’s corporate secretary either an instrument of revocation or an executed proxy bearing a later date.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS

Why am I receiving these proxy materials?

The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held December 15, 2015 at 10:00 a.m. Mountain Time, for the purposes of considering and acting upon the matters set forth in this Proxy Statement.

What is the purpose of the meeting?

The purpose of the meeting is to vote on the following matters:

1.	To elect the nominees named herein as members of the Company’s Board;

2.	To ratify the appointment of EKS&H LLLP as the Company’s independent registered accounting firm for the fiscal year ending August 31, 2016;

3.	To approve the Synergy Resources Corporation 2015 Equity Incentive Plan;

4.	To approve an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 200,000,000 to 300,000,000;

5.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”); and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Am I entitled to vote at the meeting?

Shareholders of record on October 19, 2015, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on October 19, 2015, there were 105,111,133 outstanding shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

Where is the Annual Meeting being held?

The Annual Meeting will be held at the Westin Hotel, 1672 Lawrence St., Denver, Colorado 80202.

What is the difference between holding shares as a “shareholder of record” and holding shares as “beneficial owner” (or in “street name”)?

Most shareholders are considered “beneficial owners” of their shares (sometimes also referred to as shares held in “street name”), which means that they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by telephone or via the Internet, or to vote in person at the meeting. For additional information, please see “What are the different methods that I can use to vote my shares of common stock?” below.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the proxy materials are being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from that firm. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

What is a “broker non-vote”?

If you are a beneficial owner of your shares, you will receive material from your broker, bank or other nominee asking how you want to vote and informing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. A nominee’s inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” For a description of the effect of broker non-votes on each proposal to be made at the Annual Meeting, see “What vote is required to approve each proposal?” below. Only Proposal No. 2, relating to the ratification of our independent registered audit firm, is considered routine for the purposes of this rule.

What are the different methods that I can use to vote my shares of common stock?

Shareholder of Record: If you are a shareholder of record, there are several ways for you to vote your shares, as follows:

•
By Telephone or Via the Internet: Shareholders of record can vote their shares by telephone or via the Internet by following the instructions provided in the enclosed proxy card. Shareholders of record who vote by telephone or via the Internet need not return a proxy card by mail.

•	By Written Proxy: Shareholders of record can vote their shares by marking, signing and timely returning the enclosed proxy card.

•
In Person: All shareholders of record may vote in person at the Annual Meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the Annual Meeting in order to vote in person.

What are my voting rights as a shareholder?

Shareholders are entitled to one vote for each share of our common stock that they own as of the record date.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you may revoke or change your vote before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy, or by attending the meeting and voting in person. Shareholders of record who vote via the Internet or by telephone may change their votes by re-voting by those means. If you are a beneficial owner, you must follow instructions provided by your broker, bank or other nominee. A shareholder’s last timely vote, whether via the Internet, by telephone or by mail, is the one that will be counted.

What constitutes a quorum?

Shareholders representing one-third of the outstanding shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on October 19, 2015, the record date for the meeting, there were 105,111,133 shares of our common stock outstanding.

What are the Board’s recommendations?

Our Board recommends a vote FOR each proposal set forth in this Proxy Statement.
If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation if given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

You may vote “FOR” or “WITHHOLD” authority to vote on Proposal No. 1, relating to the election of directors. Members of the Board are elected by a plurality of votes cast. This means that the nine nominees who receive the largest number of “FOR” votes cast will be elected. There is no cumulative voting for directors. Each other proposal set forth in this Proxy Statement will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Do I have appraisal rights in connection with any of the proposals?

No action is proposed at the Annual Meeting for which the laws of the State of Colorado or other applicable law provides a right of our shareholders to dissent and obtain appraisal of or payment for such shareholders’ common stock.

Who can help answer my questions?

If you need assistance in voting by telephone or over the Internet or completing your proxy card, or have questions regarding the Annual Meeting, please contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
888-693-8683

PROPOSAL NO. 1—ELECTION OF DIRECTORS

As of the date of this Proxy Statement and as permitted by the Company’s bylaws, the Board consists of nine directors. The Board has nominated each current director for re-election to the Board for a one-year term, subject to such director’s earlier resignation or removal.

The appointed proxies will vote your shares in accordance with your instructions and for the election of the director nominees unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the director nominees will become unavailable for any reason; however, if any director is unable to stand for election, the Board may reduce its size or select a substitute. Your proxy cannot otherwise be voted for a person who is not named in this Proxy Statement as a candidate for director or for a greater number of persons than the number of director nominees named. There is no cumulative voting for directors.

Executive Officers and Directors

Our executive officers and directors are listed below. Our directors are generally elected at our annual shareholders’ meeting and hold office until the next annual shareholders’ meeting or until their successors are elected and qualified.  Our executive officers are appointed by the Board and serve at its discretion.

Name	Age	Position
Edward Holloway	63	Co-Chief Executive Officer and Director
William E. Scaff, Jr.	58	Co-Chief Executive Officer, Treasurer and Director
Lynn A. Peterson	62	President and Director
James P. Henderson	50	Chief Financial Officer
Frank L. Jennings	64	Chief Accounting Officer
Craig D. Rasmuson	47	Chief Operating Officer
Rick A. Wilber	68	Director
Raymond E. McElhaney	59	Director
Bill M. Conrad	59	Director
R.W. Noffsinger, III	41	Director
George Seward	65	Director
Jack Aydin	74	Director

Edward Holloway – Mr. Holloway has been an officer and director of Synergy since September 2008 and was an officer and director of our predecessor between June 2008 and September 2008.  Mr. Holloway co-founded Cache Exploration Inc., an oil and gas exploration and development company.  In 1987, Mr. Holloway sold the assets of Cache Exploration to LYCO Energy Corporation.  He rebuilt Cache Exploration and sold the entire company to Southwest Production a decade later.  In 1997, Mr. Holloway co-founded (along with Mr. Scaff), and since that date has co-managed, Petroleum Management, LLC (“PM LLC”), a company engaged in the distribution of gasoline and related operations.  In 2001, Mr. Holloway co-founded (along with Mr. Scaff), and since that date has co-managed, Petroleum Exploration and Management, LLC (“PEM LLC”), a company which owns overriding royalties and mineral interests.  Mr. Holloway holds a degree in Business Finance from the University of Northern Colorado and is a past president of the Colorado Oil and Gas Association.

William E. Scaff, Jr. – Mr. Scaff has been an officer and director of Synergy since September 2008 and was an officer and director of our predecessor between June 2008 and September 2008.  Between 1980 and 1990, Mr. Scaff oversaw financial and credit transactions for Dresser Industries, a Fortune 50 oilfield equipment company.  Immediately after serving as a regional manager with TOTAL Petroleum between 1990 and 1997, Mr. Scaff co-founded (along with Mr. Holloway), and since that date co-managed, PM LLC.  In 2001, Mr. Scaff co-founded (along with Mr. Holloway), and since that date has co-managed, PEM LLC.  Mr. Scaff holds a degree in Finance from the University of Colorado.

Lynn A. Peterson – Mr. Peterson joined Synergy in May 2015. He was a co-founder of Kodiak Oil & Gas Corp. (“Kodiak”) and served Kodiak as a director (2001-2014), President and Chief Executive Officer (2002-2014), and Chairman of the Board (2011-2014) until its acquisition by Whiting Petroleum Corporation in December 2014. Mr. Peterson served as a director of Whiting Petroleum Corporation from December 2014 to June 2015. Mr. Peterson has over 30 years of industry experience. Mr. Peterson was an independent oilman from 1986 to 2001 and served as Treasurer of Deca Energy from 1981 to 1986. He graduated from the University of Northern Colorado with a Bachelor of Science in Accounting.

James P. Henderson – Mr. Henderson joined Synergy in August 2015. He was the Chief Financial Officer of Kodiak from 2007 to 2014 until its acquisition by Whiting Petroleum Corporation in December 2014. Mr. Henderson has over 25 years of industry experience and holds a Bachelor’s degree in Accounting from Texas Tech University and a Master of Business Administration degree from Regis University.

Frank L. Jennings – Mr. Jennings began his service as our Chief Financial Officer on a part-time basis in June 2007.  In March 2011, he joined us on a full-time basis. He became our Chief Accounting Officer in August 2015.  From 2001 until 2011, Mr. Jennings was an independent consultant providing financial accounting services, primarily to smaller public companies.  From 2006 until 2011, he also served as the Chief Financial Officer of Gold Resource Corporation (NYSE MKT: GORO).  From 2000 to 2005, he served as the Chief Financial Officer and a director of Global Casinos, Inc., and from 1994 to 2001 he served as Chief Financial Officer of American Educational Products, Inc. (NASDAQ: AMEP), before it was purchased by Nasco International.  After his graduation from Austin College with a degree in economics and from Indiana University with an MBA in finance, he joined the Houston office of Coopers & Lybrand.  He also spent four years as the manager of internal audit for The Walt Disney Company.

Craig D. Rasmuson – Mr. Rasmuson joined Synergy in September 2008 and currently serves as our Chief Operating Officer. Mr. Rasmuson's duties vary from overseeing the daily drilling and completion operations to organizing all field operations. Mr. Rasmuson also coordinates all state and municipal permitting for our operations. He represents us in various capacities, including acting as our representative at city and town council meetings and performing landowner leasing and surface use execution. Prior to joining Synergy, Mr. Rasmuson worked with DCP Midstream from May 2006 to January 2008 as its Right-of-Way Agent and for PDC Energy from January 2008 to September 2008 as its Field Landman. Mr. Rasmuson has worked in the DJ Basin since 2006.

Rick A. Wilber – Mr. Wilber has been one of our directors since September 2008.  Since 1984, Mr. Wilber has been a private investor in, and a consultant to, numerous development stage companies.  In 1974, Mr. Wilber was co-founder of Champs Sporting Goods, a retail sporting goods chain, and served as its President from 1974-1984.  He has been a director of Ultimate Software Group Inc. since October 2002 and serves as a member of its audit and compensation committees.  Mr. Wilber was a director of Ultimate Software Group between October 1997 and May 2000.  He served as a director of Royce Laboratories, Inc., a pharmaceutical concern, from 1990 until it was sold to Watson Pharmaceuticals, Inc. in April 1997 and was a member of its compensation committee. Mr. Wilber graduated from the United States Military Academy at West Point.

Raymond E. McElhaney – Mr. McElhaney has been one of our directors since May 2005.  Since January 2013, he has been the President of Longhorn Investments, LLC, a private financial company. From 1990 until December 2012, he was the President of MCM Capital Management Inc., a privately held financial management company.  Mr. McElhaney is a seasoned executive with numerous appointments, directorships and consulting roles with both private and public companies in a variety of industries and business sectors.  Mr. McElhaney has a strong background in oil and gas exploration and management and was a former officer and director of Wyoming Oil and Minerals and a director of United States Exploration, Inc., both publicly traded companies. Mr. McElhaney was a managing partner of Waco Pipeline, a natural gas gathering system. Over the course of his career, Mr. McElhaney has advised companies on M&A and equity transactions, commercial finance transactions, stock offerings, spinoffs and joint venture arrangements. Mr. McElhaney has been involved as an owner breeder of thoroughbred race horses since 1981. Mr. McElhaney received his Bachelor of Science Degree in Business Administration from the University of Northern Colorado in 1978.

Bill M. Conrad – Mr. Conrad has been one of our directors since May 2005 and, prior to the acquisition of our predecessor, was our Vice President and Secretary.  Mr. Conrad has been involved in several aspects of the oil and gas industry over the past 30 years.  From February 2002 until June 2005, Mr. Conrad served as president and a director of Wyoming Oil & Minerals, Inc., and from 2000 until April 2003, he served as vice president and a director of New Frontier Energy, Inc.  Since June 2006, Mr. Conrad has served as a director of Gold Resource Corporation (NYSE MKT: GORO), a publicly traded corporation engaged in the mining industry.  In 1990, Mr. Conrad co-founded MCM Capital Management Inc. and served as its vice president until December 2012.

R.W. “Bud” Noffsinger, III – Mr. Noffsinger has been a director since September 2009.  Mr. Noffsinger has been the President/CEO of RWN3 LLC, a company involved with quantitative modeling and private equity investment, since February 2009.  Previously, Mr. Noffsinger was the Regional President (2005 to 2009) and Chief Credit Officer (2008 to 2009) of First Western Trust Bank.  Prior to his association with First Western, Mr. Noffsinger was a manager of Centennial Bank of the West (now Guaranty Bank and Trust).  Mr. Noffsinger has expertise as a financial service executive in the areas of development, commercial real estate, agriculture, and natural resources.  Since 2008, Mr. Noffsinger has served as a Director of NCMC, Inc., a 501(c)(3) organization.  Mr. Noffsinger is the Vice-Chair of NCMC, Inc. and serves on the Executive Committee and the Finance Committee.  Mr. Noffsinger is currently a member of the University of Northern Colorado Monfort College of Business Advisory Board and is a former member of the University of Wyoming College of Business Advisory Board.  Mr. Noffsinger is a graduate of the University of Wyoming and holds a Bachelor of Science degree in Economics with an emphasis on natural resources and environmental economics.

George Seward – Mr. Seward was appointed as one of our directors in July 2010. Mr. Seward co-founded Prima Energy in 1980 and served as its Secretary until 2004, when Prima was sold to Petro-Canada. Since March 2006, Mr. Seward has been the President of Pocito Oil and Gas, a production company with operations in northeastern Colorado, southwestern Nebraska and Barber County, Kansas.  Mr. Seward has also operated a diversified farming operation in southwestern Nebraska and northeastern Colorado, since 1982.

Jack N. Aydin – Mr. Aydin was appointed as one of our directors on July 2, 2014.  Mr. Aydin was employed as an analyst by KeyBanc Capital Markets from 1973 through July 1, 2014, most recently serving as Senior Managing Director since April 2002.  With KeyBanc, Mr. Aydin concentrated his analyst coverage on integrated oil companies and the exploration and production sector and, for the latter part of his tenure, focused in particular on small to mid-cap exploration and production companies.  Mr. Aydin is a member of the National Association of Petroleum Investment Analysts, the Oil Analysts Group of New York, and the New York Society of Security Analysts.  Mr. Aydin holds an M.B.A. degree in finance and economics, as well as a Bachelor of Science degree in Business Administration, from Fairleigh Dickinson University in New Jersey, and a Bachelor of Science degree in Philosophy from St. Ephraim College in Mosul, Iraq.

We believe Messrs. Holloway, Scaff, Peterson, McElhaney, Conrad and Seward are qualified to act as directors due to their experience in the oil and gas industry.  We believe Messrs. Wilber, Noffsinger and Aydin are qualified to act as directors as result of their experience in financial matters.

CORPORATE GOVERNANCE

Board Leadership Structure and Risk Management

Our business is managed under the direction of the Board.  None of our directors has been formally designated as Chairman of the Board; instead, our Co-Chief Executive Officers jointly preside over meetings of the Board and otherwise perform the duties of Chairman.  None of our independent directors has been formally designated as the lead independent director.  We believe this structure is appropriate at this time in light of the role our Co-Chief Executive Officers have played in our history and development and their joint leadership roles.

In performing its duties, the Board oversees the Company’s identification and management of its critical business risks.  Risks are considered on a continuous basis, including in connection with acquisition and hedging activities.

The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. Directors are requested to make attendance at meetings of the Board and Board committees a priority, to come to meetings prepared, having read any materials provided to them prior to the meetings and to participate actively in the meetings. The Board held 4 meetings in the year ended August 31, 2015 and acted 37 times by written consent, primarily with respect to minor matters. All directors attended all of the committee meetings for the committees on which they served during fiscal 2015, either in person or via telephone conference. All directors attended all of the Board meetings, except that one director was absent for a single meeting. Directors are not required to attend the annual shareholders' meeting; however, all directors are expected to attend the December 15, 2015 meeting. Seven of the eight directors attended the annual meeting held on January 21, 2015.

Board Committees

The composition and primary responsibilities of the Audit Committee, the Compensation Committee and the Nominating Committee are described below.

The Audit Committee currently consists of Messrs. Conrad, McElhaney and Noffsinger, with Mr. Noffsinger acting as Chairman. The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Among other things, the committee is responsible for reviewing and selecting our independent registered public accounting firm and reviewing our accounting practices. The Board has determined that Mr. Noffsinger qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K and that each member of the committee is independent under applicable NYSE MKT and SEC rules. During the year ended August 31, 2015, the Audit Committee held 6 meetings.

The Compensation Committee currently consists of Messrs. Wilber, McElhaney, Conrad and Noffsinger, with Mr. Conrad acting as Chairman. The Compensation Committee’s primary function is to evaluate and approve the Company’s compensation plans and programs for officers, including our Co-Chief Executive Officers. The Company’s Board of Directors has adopted a written charter for the Compensation Committee, a copy of which can be found on the Company’s website at: www.syrginfo.com. The Board has determined that each member of the committee is independent under applicable NYSE MKT rules. During the year ended August 31, 2015, the Compensation Committee held 3 meetings.

The Nominating Committee currently consists of Messrs. Wilber, McElhaney, Conrad, Noffsinger and Aydin, with Mr. Wilber acting as Chairman. The Nominating Committee’s primary functions are to identify, evaluate and recommend to the Board qualified candidates for election or appointment to the Board. The Nominating Committee does not have a written charter. The Board has determined that each member of the committee is independent under applicable NYSE MKT rules. During the year ended August 31, 2015, the Nominating Committee held no meetings.

The Company does not have a formal policy regarding the consideration of director candidates recommended by shareholders; however, the Nominating Committee will consider candidates recommended by shareholders on the same basis as candidates proposed by other persons.  The Board believes that its process for assessing director candidates is appropriate at this time. Under Colorado law, any shareholder can nominate an individual as a director candidate at the annual shareholders’ meeting.  To submit a candidate for the Board, a shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to the Company’s co-Chief Executive Officers at 1625 Broadway, Suite 300, Denver, Colorado 80202.  The Board has not established any specific qualifications or skills a nominee must meet to serve as a director.

The Nominating Committee does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates, but considers diversity as part of its overall assessment of the Board’s functioning and needs. The committee may retain a search firm to assist it in identifying potential candidates, but it has not done so to date.

Compensation Committee Interlocks and Insider Participation

We had no compensation committee interlocks with any other company during the fiscal year ended August 31, 2015.

Director Independence

The Board has determined that each of Messrs. Wilber, McElhaney, Conrad, Noffsinger and Aydin is independent under NYSE MKT rules.

Security Holder Communications Policy

Holders of the Company’s common stock can send written communications to the Company’s entire Board of Directors, or to one or more Board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to the Company’s offices at 1625 Broadway, Suite 300, Denver, Colorado 80202.  Communications addressed to the Board as whole will be delivered to each Board member.  Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.  Security holder communications not sent to either the Board as a whole or to specified Board members may not be relayed to Board members.

Code of Ethics

In connection with its oversight of our operations and governance, the Board has adopted, among other things, a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues and charters of the Audit Committee and the Compensation Committee of the Board. Each of these documents can be viewed on our website at www.syrginfo.com under the heading “Investor Relations” and the subheading “Corporate Governance.” We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE MKT rules. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Synergy Resources Corporation, Attn: Secretary, 1625 Broadway, Suite 300, Denver, Colorado 80202.

Director Compensation

On October 29, 2014, the Company's Directors approved the following compensation arrangements for the Company's directors:

•
Commencing December 1, 2014, each non-employee Board member will be paid an annual retainer of $160,000 payable in quarterly installments, in either cash or shares of the Company's common stock, at the election of the director.

•
Members of the Compensation Committee, Nominating Committee and Acquisition Committee are paid an additional annual retainer of $4,000 for their participation on each committee. Compensation for participation on the Audit Committee is $8,000 annually per member. Committee Chairmen for all board committees receive an additional $2,000 annually.

Prior to October 29, 2014, the compensation package for Directors included an annual retainer of $80,000, payable in cash or shares of the Company’s common stock, at the election of the director.

The following table shows the compensation paid or accrued to our Directors during the year ended August 31, 2015. Non-employee directors have the option to receive their fees in either cash or stock:

	Fees Earned or Paid in Cash
Name	Annual Retainer	Committee Retainers	Committee Chairman Retainer	Total
Rick Wilber [1]	$120,000	$8,000	$2,000	$130,000
Raymond McElhaney	120,000	16,000	—	136,000
Bill Conrad [2]	120,000	16,000	2,000	138,000
R.W. Noffsinger [3]	120,000	16,000	2,000	138,000
George Seward [4]	120,000	4,000	2,000	126,000
Jack Aydin [5]	120,000	—	—	120,000
Total	$720,000	$60,000	$8,000	$788,000

[1]
Mr. Wilber is the chairman of the Nominating Committee. Amount includes the issuance of 7,657 shares of common stock with a fair value, computed in accordance with ASC 718, of $90,000 during fiscal 2015.

[2]
Mr. Conrad is the chairman of the Compensation Committee. Amount includes the issuance of 1,531 shares of common stock with a fair value, computed in accordance with ASC 718, of $18,000 during fiscal 2015.

[3]	Mr. Noffsinger is the chairman of the Audit Committee.

[4]	Mr. Seward is the chairman of the Acquisition Committee.

[5]	Amount includes the issuance of 5,956 shares of common stock with a fair value, computed in accordance with ASC 718, of $70,000 during fiscal 2015.

We expect to transition to a director compensation structure that would include equity incentive compensation, likely in the form of time-vesting restricted stock or restricted stock units, as a significant portion of overall compensation, and a reduced annual retainer.  We are currently in the process of analyzing the potential revised structure, which we expect to be broadly similar to those used by a number of peer companies.

Certain Relationships and Related Person Transactions

The Board has established a practice pursuant to which it reviews, and approves and ratifies when deemed appropriate, transactions with related parties including directors and executive officers of the Company and entities in which such persons have a significant financial interest.  Pursuant to this practice, any transaction between the Company and the related person(s) must be approved by a majority of the Company’s disinterested directors.  In determining whether to approve or ratify a transaction, the disinterested directors will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis and the impact of the transaction on the Company’s business and operations.

The Company leases its Platteville, Colorado office and an equipment storage yard under a twelve month lease agreement with HS Land & Cattle, LLC (“HSLC”). HSLC is controlled by Ed Holloway and William Scaff, Jr., the Company’s Co-Chief Executive Officers.  The current lease expired on July 1, 2015 and is currently continuing on a month-to-month basis, at a monthly lease payment of $15,000. Effective January 1, 2016, the Company expects to enter into a new lease with HSLC for a five year term at a rate of $20,000 per month.

The Company has a program to acquire undeveloped mineral interests in several Colorado and Nebraska counties.  George Seward, a member of the Company’s board of directors, leads that program.  In the aggregate, the Company has leased approximately 240,000 net mineral acres in the area.  The Company agreed to compensate the persons, including Mr. Seward, who assisted in the acquisition effort.  The compensation is paid in the form of restricted shares of the Company’s common stock.

Amounts received by Mr. Seward are summarized in the following table:

	For the years ended August 31,
	2015	2014	2013
Restricted shares of common stock	—	15,883	31,454
Value of restricted common stock (in thousands)	$—	$106	$105

In addition, some of the mineral interests were leased from Mr. Seward.  No acreage was leased from Mr. Seward under this program in fiscal 2015.

The Company processes revenue distribution payments to entities that own mineral interests in wells which the Company operates, including payments to entities controlled by three of the Company’s directors, Ed Holloway, William Scaff, Jr., and George Seward. The royalty payments made to directors or their affiliates totaled $209,000 for the year ended August 31, 2015.

Vote Required for Approval

The election of Messrs. Holloway, Scaff, Peterson, Seward, Wilber, McElhaney, Conrad, Noffsinger and Aydin to the Board will be approved if the number of votes cast in favor of those candidates exceeds the number of votes cast for other candidates, if any. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Board Recommendation

The Board recommends that you vote FOR the election of Messrs. Holloway, Scaff, Peterson, Seward, Wilber, McElhaney, Conrad, Noffsinger and Aydin as directors of the Company.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has selected EKS&H LLLP, an independent registered public accounting firm, to audit the books and records of the Company for the fiscal year ending August 31, 2016 and the Company is submitting the appointment of EKS&H LLP to the shareholders for ratification. If the appointment is not ratified, the Audit Committee will reconsider its selection. A representative of EKS&H LLLP is expected to be present at the shareholders’ meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Fees Paid to Principal Accountants

For each of the fiscal years ended August 31, 2015 and 2014, fees paid or accrued to EKS&H LLLP were:

	2015	2014
Audit Fees	$345,000	$275,000
Audit-Related Fees	65,000	42,000
Tax Fees	91,000	66,000
All Other Fees	46,000	50,000
Total Fees	$547,000	$433,000

Audit fees represent amounts billed for professional services rendered for the audit of our annual financial statements, our system of internal control over financial reporting and the reviews of the financial statements included in our Form 10-Q and Form 10-K reports.  Audit-related fees include amounts billed for the review of our registration statements on Form S-3 and Form S-8 and the audits of the historical financial statements of companies acquired. Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company. All other fees represent due diligence activities performed on our behalf.

Audit Committee Pre-Approval Policy

The Audit Committee has policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and permissible non-audit services, subject to any exception under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. Pre-approval authority may be delegated in certain circumstances. All of the services described in "Fees Paid to Principal Accountants" were approved by the Audit Committee pursuant to its pre-approval policies as in effect as of the relevant time.

Report of the Audit Committee

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended August 31, 2015 (the “Audited Financial Statements”) with the Company’s management and EKS&H LLLP. The Audit Committee also discussed with EKS&H LLLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. The Audit Committee has received the written disclosures and the letter from EKS&H LLLP required by PCAOB Rule 3526 and has discussed with EKS&H LLLP its independence from the Company. The Audit Committee has discussed with management and

EKS&H LLLP such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015.

AUDIT COMMITTEE MEMBERS:

Raymond E. McElhaney
Bill M. Conrad
R.W. Noffsinger, III

Vote Required for Approval

The ratification of the appointment of EKS&H LLLP as our independent registered accounting firm for the year ended August 31, 2016 will be approved if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Board Recommendation

The Board recommends that you vote FOR the proposal to ratify the appointment of EKS&H LLLP as our independent registered accounting firm for the year ended August 31, 2016.

PROPOSAL NO. 3—APPROVAL OF SYNERGY RESOURCES CORPORATION 2015 EQUITY INCENTIVE PLAN

Introduction

Our stock-based incentive compensation plans reflect the Board’s belief that encouraging stock ownership by executive officers and other key employees serves to attract, retain and motivate them by providing a direct financial interest in our continued success. The Board also believes that equity-based compensation closely aligns executive officers’ and key employees’ interests with those of our shareholders and provides a strong incentive for plan participants to remain in our service.

We currently have three equity compensation plans: (i) the 2011 non-qualified stock option plan, (ii) the 2011 incentive stock option plan, and (iii) the 2011 stock bonus plan (collectively, the “2011 Plans”). Our directors, officers and employees are eligible to receive awards granted under the 2011 Plans. Our rapid growth in recent years has led us to make significant grants under the 2011 Plans to attract new, and retain existing, employees, and the Board has determined that we will need the ability to make additional grants to new and existing employees to continue pursuit of our growth strategy.

In addition to the ability to make equity grants beyond those currently authorized under the 2011 Plans, the Board believes that it would be beneficial for the Compensation Committee to have the ability to grant awards other than options and restricted stock, which are the only types permitted under the 2011 Plans. For instance, the committee may find it desirable to grant stock appreciation rights, performance shares or restricted stock units instead of, or in addition to, options and restricted stock.

In light of these concerns, the Compensation Committee recommended, and the Board adopted, the Synergy Resources Corporation 2015 Equity Incentive Plan (the “2015 Plan”), subject to shareholder approval. If the 2015 Plan is approved by our shareholders, it will become effective immediately and each of the 2011 Plans will terminate. Existing awards under the 2011 Plans will continue in accordance with their applicable terms and conditions.

The following table sets forth for each of the 2011 Plans the number of shares remaining available for grant, the number of shares issuable pursuant to currently outstanding options, and the weighted average exercise price and weighted average remaining term of those options, in each case as of October 19, 2015 on a pro-forma basis, taking into account the termination of the 2011 Plans.

	Shares available for future grant	Shares issuable under outstanding awards	Average exercise price	Average remaining term
2011 Non-Qualified Stock Option Plan	284,500	4,276,500	$9.32	8.5 years
2011 Incentive Stock Option Plan	1,554,000	446,000	$10.81	10.0 years
2011 Stock Bonus Plan	587,437	752,334	N/A	N/A
Total	2,425,937	5,474,834

If the 2015 Plan is approved by shareholders, we will have 4,500,000 common shares authorized for grant pursuant to our equity compensation plans, taking into account the termination of the 2011 Plans. In setting the number of common shares authorized for issuance under the 2015 Plan, we considered the potential dilution to our investors from awards that could be granted under the 2015 Plan. The 4,500,000 additional common shares authorized by the 2015 Plan, together with shares issuable pursuant to currently outstanding awards under the 2011 Plans, represent approximately 9.5% of the outstanding common shares as of October 19, 2015. We also considered the expected duration of the 2015 Plan. Duration is inherently uncertain because it involves estimates regarding a number of factors, including: (i) the number of common shares to be covered by awards to be granted, which changes with the number of recipients, their compensation levels and the fair market value of our common shares at the time of grant, (ii) with respect to performance-based awards that can vest below, at or above a target number of units based on performance goals, the actual number of units that will vest based on actual performance, and (iii) the rate of termination or forfeiture of awards that are made. Based on a number of assumptions regarding these matters, we currently estimate that the duration of the 2015 Plan will be between 4 and 6 years.

As of October 19, 2015, we had 105,111,133 common shares issued and outstanding (not including treasury shares). The market value of one common share on October 19, 2015 on the NYSE MKT, as determined by reference to the closing price, was $11.16.

We are submitting the 2015 Plan to a shareholder vote to comply with NYSE MKT Rule 711 and so that performance-based awards under the 2015 Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code ("the Code"). Section 162(m) is explained in more detail below under “– Description of Federal Income Tax Consequences Under the 2015 Plan – Section 162(m) Deduction Limit.”

Overview

The 2015 Plan provides us with the flexibility to develop and deliver a long-term equity incentive program that is competitive, attracts and retains key talent, and meets current and evolving compensation practices. Additionally, the 2015 Plan contains key features to protect the interests of our shareholders, which include the following:

•	There is no annual or automatic increase in the number of shares available for issuance under the 2015 Plan.

•	Clawback provision: Performance-based awards may be subject to recoupment based on Company clawback policies if the awards vest based upon results that are thereafter restated.

•
Limitations apply to the number of shares an individual participant may receive in a given calendar year and the number of shares that can be the subject of stock options or stock appreciation rights granted to any individual during the life of the 2015 Plan.

•	The exercise price of stock options and the strike price/base value of stock appreciation rights must equal at least 100% of the fair market value of the underlying common shares at the time of grant.

•	We are not permitted to reduce the exercise price, reprice or provide cash payment for underwater stock options or stock appreciation rights without shareholder approval.

Description of the 2015 Plan

The full text of the 2015 Plan has been filed as an Appendix A to this proxy statement. The following description of the material features of the 2015 Plan is qualified in its entirety by reference to the text of the 2015 Plan.

Purpose

The purpose of the 2015 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons (including certain consultants and advisors).

The Board or one or more committees consisting of independent directors appointed by the Board will administer the 2015 Plan. The Board is expected to delegate general administrative authority for the 2015 Plan to the Compensation Committee, which is comprised of directors who qualify as independent under rules promulgated by the SEC and the NYSE MKT. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2015 Plan to another committee of directors or to one or more officers of the Company. For purposes of Section 162(m) of the Code, Rule 16b-3 of the Exchange Act the rules of the NYSE MKT and for grants to non-employee directors, the 2015 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this plan description as the Administrator.

The Administrator has broad authority under the 2015 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•
to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition (described below);

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

•	subject to the other provisions of the 2015 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•
to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

Persons eligible to receive awards under the 2015 Plan include officers and employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants who render bona fide services to the Company or any of its subsidiaries (other than services in connection with the offering or sale of securities or as a market maker or promoter of securities of the Company). As of the date of this proxy, there are approximately 50 employees, including officers, of the Company and six non-employee directors of the Company who would potentially be eligible to receive awards under the Plan.

Authorized Shares

The maximum number of shares of Company common stock that may be issued pursuant to awards under the 2015 Plan is 4,500,000. The 2015 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another Company will not count against the shares available for issuance under the 2015 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2015 Plan will be available for reissuance under the 2015 Plan. Notwithstanding the foregoing, the 2015 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock appreciation rights (or "SARs") (regardless of the number of shares actually delivered), will count against the limit set forth above.

Awards Under the 2015 Plan

Because future awards under the 2015 Plan will be granted in the discretion of the Board or a committee of the board, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2015 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award.

Types of Awards

The 2015 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards that may be granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2015 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Code and the 2015 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Appreciation Rights

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

Restricted Stock

Shares of restricted stock are shares of the Company’s common stock that are subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the “restricted period”). Subject to the restrictions provided in the applicable award agreement and the 2015 Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends.

Restricted Stock Units

A restricted stock unit (“RSU”) represents the right to receive one share of the Company’s common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2015 Plan, a participant receiving RSUs has no stockholder rights until shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights. RSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including without limitation, discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the 2015 Plan include, without limitation, stock bonuses, performance stock, performance stock units, dividend equivalents, and similar rights to purchase or acquire shares of the Company’s common stock.

Performance-Based Awards

The Administrator may grant awards that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2015 Plan (including options and stock appreciation rights which may also qualify as performance-based compensation for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities. The maximum aggregate number of shares that may be issued to any single participant pursuant to options and SARs under the 2015 Plan will not exceed 4,500,000 shares of our common stock. The maximum aggregate number of shares that may be delivered to any single participant pursuant to other performance-based equity awards granted during in a single fiscal year within the 162(m) Term (as defined below) may not exceed 750,000 shares of our common stock, and the maximum amount of cash compensation payable pursuant to performance-based cash awards granted during a single fiscal year within the 162(m) Term may not exceed $3,000,000. The "162(m) Term" is the period beginning on the effective date of the 2015 Plan and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders approve the 2015 Plan. The foregoing limits have been included for tax compliance purposes and do not change the Company’s compensation philosophy, as described in the Compensation Discussion and Analysis portion of this Proxy Statement. Accordingly, the Compensation Committee has no current intention of issuing awards of the size set forth herein, but believes that maintaining the flexibility afforded by the limits above is prudent.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the targets on which performance will be measured based on criteria selected by the Administrator. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The Administrator may use any criteria it deems appropriate for this purpose, and applicable criteria may include one or more of the following: (1) total shareholder return; (2) net revenues; (3) return on total stockholders’ equity; (4) earnings per share of Company stock; (5) net income (before or after taxes); (6) return on assets; (7) return on investment; (8) return on capital; (9) economic value added; (10) operating budget or margin; (11) contribution margin; (12) earnings (adjusted or non-adjusted) from continuing operations; levels of expense, cost or liability; (13) earnings (adjusted or non-adjusted) before all or any interest, taxes, depreciation, amortization and/or exploration expense (“EBIT”, “EBITA”, “EBITDA” or “EBITDAX”); (14) debt reduction; (15) market share; (16) reserve growth; (17) reserve replacement; (18) production growth; (19) finding/development costs; (20) lease operating expense; (21) captured prospects; (22) prospecting licenses signed; (23) operated prospects matured to drill ready; (24) drilling programs commenced; (25) drillable prospects, capabilities and critical path items established; (26) third-party capital sourcing; (27) captured net risked resource potential; (28) acquisition cost efficiency; (29) stock price; (30) acquisitions of oil and gas interests; (31) increases in proved, probable or possible reserves; (32) finding and development costs; (33) overhead costs; (34) general and administration expense; (35) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; (36) such other criteria as the stockholders of the Company may approve; and (37) any combination of the foregoing. The performance measurement period with respect to an award may be as short as three months to as long as ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in the Company’s common stock or in cash. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Change in Control

The Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control, or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the Administrator may determine. Notwithstanding the foregoing, in the event the Administrator does not make appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control, then each then-outstanding option and stock appreciation right shall automatically become fully vested, all shares of restricted stock and restricted stock units then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2015 Plan that is then outstanding shall automatically become vested in full (assuming all performance targets have been achieved at 100% of target) and payable to the holder of such award.

For purposes of the 2015 Plan, a "change in control" will be deemed to have occurred if:

(a) The acquisition by any individual, entity or group of beneficial ownership of more than 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions;

(b) Individuals who, as of the effective date of the 2015 Plan, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the 2015 Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company, in each case unless, following such transaction, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from the transaction, (2) no person beneficially owns, directly or indirectly, more than 50% of, respectively, the combined voting power of the then-outstanding voting securities of the entity resulting from the transaction, except to the extent that the ownership in excess of more than 50% existed prior to the transaction, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from the transaction were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a change of control under (c) above.

Notwithstanding the foregoing, a change in control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Company’s voting securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. No compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a change in control unless the change in control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

Transferability of Awards

Awards under the 2015 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and with respect to awards with exercise features, are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limit and the number and kind of shares available under the 2015 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of Performance-Based Awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The 2015 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Non-Competition, Code of Ethics and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the Plan, each participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Administrator and the Company’s code of ethics and other policies applicable to such participant as is in effect from time to time. Awards are subject to any clawback policy adopted by the Company from time to time.

Awards to Directors

The 2015 Plan is the exclusive vehicle for awards of cash and equity compensation to be paid or provided to the Company’s non-employee directors. Non-employee directors are eligible to receive all forms of awards to the extent permissible under the 2015 Plan. Cash awards to non-employee directors may take any form determined by the Administrator in its sole and absolute discretion, including, but not limited to, retainers, committee fees, chairperson fees, per meeting fees, and special fees for committee service. Cash awards paid to any non-employee director may not exceed $400,000 in any fiscal year. Equity awards to non-employee directors may take any form determined by the Administrator in its sole and absolute discretion. Equity awards granted to any non-employee director may not exceed 50,000 shares of the Company’s common stock in any fiscal year.

Termination of, or Changes to, the 2015 Plan

The Administrator may amend or terminate the 2015 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules or as required under Sections 162, 409A, 422 or 424 of the Code to preserve the intended tax consequences of the 2015 Plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2015 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2015 Plan will terminate ten years from the date of its adoption by the Board. Outstanding awards generally will continue following the expiration or termination of the 2015 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the 2015 Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2015 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options. The grant of an incentive stock option (or "ISO") under the 2015 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent unrestricted dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards. Other awards (such as restricted stock units and performance share units) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2015 Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be granted, or if granted, will be so treated.

Code Section 409A. Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2015 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2015 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Because approval of the 2015 Plan will increase the number of shares available for issuance to the directors and executive officers of the Company, each of those persons has an interest in and may benefit from the approval of the 2015 Plan.

Vote Required for Approval

The 2015 Plan will be approved if the votes cast in favor of approving the plan exceed the votes cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Board Recommendation

The Board recommends that you vote FOR the proposal to approve the Synergy Resources Corporation 2015 Equity Incentive Plan.

PROPOSAL NO. 4—APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Introduction

The Board has unanimously approved amendments to Article III of our Articles of Incorporation (the “Articles”) to increase the number of authorized shares of our common stock, par value $0.001 per share, from 200,000,000 shares to 300,000,000 shares (the “Amendment”). The Board has determined that adopting the Amendment would be in the best interests of the Company and its shareholders and has directed that the Amendment be submitted to the shareholders for approval. Appendix B to this Proxy Statement sets forth the full text of the Articles showing the proposed increase in the authorized shares pursuant to the Amendment.
If approved by shareholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Colorado Secretary of State reflecting the Amendment.

Purpose of the Amendment

The Articles currently authorize us to issue 200,000,000 shares of common stock, of which 105,111,133 shares were issued and outstanding at the close of business on October 19, 2015. In addition, as of the same date, 5,474,834 shares of our common stock were reserved for issuance under outstanding equity compensation awards and 2,425,937 shares were reserved for issuance under future awards under our 2011 Plans. If the 2015 Plan is approved pursuant to Proposal 3, an additional 4,500,000 shares will be available for issuance under that plan, while the shares currently available under the 2011 Plans will be cancelled pursuant to the termination of those plans. Based on the number of outstanding and reserved shares of common stock described above, we have 86,988,096 shares of common stock remaining available for issuance for corporate purposes, or 84,914,033 if Proposal 3 is approved. The Board believes that these levels are undesirably low and that having additional authorized shares may be necessary for the Company to pursue its growth strategy. The increase in the number of authorized shares of common stock pursuant to the Amendment would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes such as raising additional capital for ongoing operations, to complete acquisitions, to effect stock splits and dividends, to implement present and future employee benefit programs and for other corporate purposes.

The Amendment would not change the terms of the common stock and the additional shares of common stock to be authorized pursuant to the Amendment would have rights identical to the currently outstanding common stock. The Board has not proposed an increase in the number of authorized shares of common stock with the intention of discouraging tender offers or takeover attempts relating to the Company and we are not aware of such an offer or attempt. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company without the consent of the Board.

The Board recognizes that the issuance of additional shares of common stock may adversely affect the interests of the holders of our common stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of additional shares would dilute the earnings per share and book value per share of all of the existing outstanding shares of common stock. However, the Board believes that these potential risks are outweighed by the benefit that an increase in the number of available shares would provide in terms of additional financing and operational flexibility. The Board believes that retaining the ability to act quickly on future acquisition, capital raising and other opportunities that may require or be facilitated by additional stock issuances will benefit existing shareholders.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the Amendment to the Articles to increase the number of authorized shares of common stock to 300,000,000.

PROPOSAL NO. 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction and Proposal

We are required under Section 14A of the Exchange Act to provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our “named executive officers” as disclosed in this Proxy Statement. This is sometimes referred to as “say-on-pay”. We provide shareholders with the opportunity to approve the compensation of our named executive officers once every three years.
The Compensation Committee believes that the Company’s executive compensation policies and decisions effectively align the interests of our named executive officers (or "NEOs") with the interests of the Company’s shareholders.

As described in greater detail in “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to encourage growth in our oil and natural gas reserves, production, cash flow, and profitability while focusing on controlling costs and achieving attractive returns on capital in order to enhance long-term shareholder value.

The say-on-pay vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve the compensation of the company’s named executive officers as disclosed in the ‘Executive Compensation’ section of this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and related disclosures.”

Board Recommendation

The Board recommends a vote FOR approval of the compensation of our named executive officers as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and related disclosures.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

COMPENSATION COMMITTEE MEMBERS:

Rick Wilber
Raymond McElhaney
Bill Conrad
R.W. Noffsinger, III

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) outlines the Company’s fiscal 2015 executive compensation program for its NEOs.  This CD&A includes information on our compensation philosophy, how compensation decisions are made, the overall objectives of the Company’s compensation program, a description of the various components of compensation that are provided, and additional information pertinent to understanding the NEO’s compensation program.

Our NEOs for the fiscal year ended August 31, 2015 were:

•	Edward Holloway, Co-Chief Executive Officer;

•	William E. Scaff, Jr., Co-Chief Executive Officer and Treasurer;

•	Lynn A. Peterson, President (commencing May 27, 2015);

•	James P. Henderson, Chief Financial Officer (commencing August 24, 2015);

•	Frank L. Jennings, Chief Financial Officer until August 24, 2015; Chief Accounting Officer thereafter; and

•	Craig D. Rasmuson, Chief Operating Officer.

Executive Summary

2015 Market and Industry Context

In the past year, the oil and gas industry has witnessed extraordinary volatility. Exploration and production-focused companies in particular have experienced some of the worst of this volatility. Following a decline in oil and gas prices in 2014 of approximately 40% and 35%, respectively, oil and gas prices remained under pressure in 2015, largely related to foreign market pressures and strong domestic production. However, the Company remains well positioned even in such an uncertain market. The Company has grown its production at over a 100% compounded annual rate since 2011, while maintaining an efficient cost structure and low leverage profile. The Company’s focus remains the Wattenberg Field, and we continue to attract key talented individuals with deep and relevant experience operating in the field. The Company retains a high degree of operational and financial flexibility, allowing Synergy to increase or decrease its activities at its own discretion.

Operational and Financial Highlights

The following are operational and financial highlights for 2015:

•	Revenues increased 20% to $124.8 million for fiscal 2015, compared to $104.2 million in fiscal 2014;

•	Adjusted EBITDA was up 52% compared to the prior year;

•
As of August 31, 2015, the Company's cash and equivalents totaled $133.9 million, and it had $85 million available on its credit facility, as compared to $34.8 million and $73 million, respectively, at August 31, 2014;

•
In the fourth quarter, net oil and natural gas production increased 85% to 1,005 thousand barrels of oil equivalent (“MBOE”), as compared to 542 MBOE in the same year ago quarter, and averaged 10,925 BOE per day (“BOE/d”) versus an average of 5,894 BOE/d in the year ago quarter, and average daily production for the full year increased 104% to 8,750 BOE/d compared to 4,290 BOE/d in fiscal 2014;

•
Fiscal year end estimated proved reserves increased 76% to 27.7 million barrels of oil and 174.0 billion cubic feet of gas, or combined total 56.7 million BOE, compared to 32.2 million BOE as of August 31, 2014. The estimated present value of these reserves before tax, and discounted 10%, is $438.3 million as of August 31, 2015, compared to $533.7 million at August 31, 2014. The commodity prices used to evaluate the reserves in fiscal 2015 dropped 40% per barrel of oil and 35% per Mcf of gas from the prices used in 2014;

•
Total shareholder return (“TSR”), a measure of long-term shareholder performance, was -20% over the past fiscal year, 135% over the past three fiscal years, and 308% over the past five fiscal years, on average.

•	In May of 2015, we hired Lynn A. Peterson as our new President, and in August of 2015, we hired James P. Henderson as our new Chief Financial Officer.

Key 2015 Compensation Actions

Based in part on the Company's strong performance and TSR, we took the following key compensation actions in fiscal 2015:

•	We increased the salaries of all our existing named executive officers by an average of 10%, with the exception of our co-CEOs, whose salaries increased 85%;

•	We paid discretionary annual bonuses to each of our existing named executive officers, with such discretionary annual bonuses ranging from 35% to 91% of base salary;

•	We paid contractual “well completion bonuses” to each of our Co-Chief Executive Officers;

•	We made modest equity grants to certain of our existing named executive officers, other than our Co-Chief Executive Officers; and

•	We granted certain onboarding compensation packages to our two new named executive officers (Mr. Peterson and Mr. Henderson), and entered into an employment contract with Mr. Peterson.

Link of Pay to Performance

The Company firmly believes in the “pay for performance” philosophy and as such TSR is an important metric to the Board and management. The charts below display the three- and five-year TSR of Synergy as compared to the same metric for our 2016 peer group and to the S&P MidCap 400 Energy Index. These charts display the Company’s significant TSR performance in a period where much of the industry has seen a loss in shareholder value due to the impacts of external market factors. The TSR charts below reflect trading prices through September 15, 2015.

*FANG, ECR, PE, RICE, and RSPP went public in the past three years and do not have a three-year TSR.

**FANG, ECR, LPI, MTDR, PE, RICE, RSPP and WPX went public in the past five years and do not have a five-year TSR

The Board and management also believe that it is imperative that we review compensation and TSR in comparison to our peers to ensure the compensation structure is aligned with shareholder interests, and to ensure the reasonableness of compensation received by the executives. The chart below displays the comparison of the three-year total direct compensation received by the CEO of each peer company, and their respective three-year TSR, as compared to Synergy.

3 Yr CEO Total Direct Compensation
100%
75%
50%
25%
0%
WLL
TPLM
WPX
OAS
LPI
CRZO
MHR
NOG
HK
SM
GPOR
CPE
MTDR
PDCE
PHX
AXAS
SYRG
0%
25%
50%
75%
100%
3 Yr Total Shareholder Return***

***The following peer companies were not included as they did not have three-year TSR for comparison purposes: FANG, ECR, PE, RICE, and RSPP.

Compensation Objectives

The Compensation Committee oversees the executive compensation program. Synergy’s executive compensation program is designed to align the interests of our executive officers with those of our shareholders in a way that allows us to attract, motivate and retain talented executives that will drive Company growth and create long-term shareholder value.

The Compensation Committee has established the following set of objectives for the executive compensation program:

•
The executive compensation program should provide fair and market-competitive compensation based upon the employee’s position, experience and individual performance while maintaining fiscal responsibility for shareholders;

•	A significant portion of the NEOs’ total compensation should be variable and takes into consideration the growth and profitability of the Company as compared with companies in its peer group; and

•
Synergy’s compensation program also seeks to reward executive officers for increasing the Company’s stock price over the long-term by providing compensation opportunities for NEOs in the form of long-term equity awards.

Compensation Philosophy

Following are the principal tenets of our executive officer compensation philosophy for 2015.

We Pay for Performance

Based on this philosophy, a significant portion of our named executive officers' compensation is in the form of annual cash bonuses, “well production bonuses” and long-term equity-based incentives. Each of these incentives plays a role in aligning pay with the Company's performance and in aligning the long-term financial interests of our named executive officers with those of our stockholders. Each of these incentives is earned, or value from them is achieved, based on the performance of the Company and the executive.

We Pay Market Competitive Compensation

In order to pay market competitive compensation, the Compensation Committee considers compensation data from Synergy’s peer companies, and such data is an important reference point in the Compensation Committee’s decision making. With respect to compensation decisions in the 2015 fiscal year, the Compensation Committee prepared and used the following peer group of oil and gas companies, which the Compensation Committee believes are generally comparable in terms of market capitalization.

Company	Market Capitalization (in millions)[1]
Atlas Resource Partners	$751
Bonanza Creek Energy	1,288
EVE Energy Partners	713
Grand Tierra Energy	745
Halcon Resources	758
Rosetta Resources	1,106
Sanchez Energy	815
Sand Ridge Energy	726
Stone Energy	924
Vanguard Natural Resources	1,233

Average	906
Synergy Resources Corporation	1,050
1 Measured as of August 31, 2014.

Beginning in late 2015, the Compensation Committee engaged Compensation & Benefit Solutions, LLC (“CBS” or the “Compensation Consultant”) to establish a new compensation peer group to be used in the market executive compensation analysis. When determining the new potential peer companies, the independent Compensation Consultant and the Compensation Committee searched for public companies in Synergy’s industry which are similar in size based on revenue, assets, net income, market capitalization and total enterprise value. Additional factors such as geographical operations, complexity of operations, and other subjective factors were also considered in the peer company selection process.

The following table includes the peer companies that will comprise the 2016 Compensation Peer Group which will be utilized by the Compensation Committee as part of prospective compensation decisions in the future.

Abraxas Petroleum Corp.	Oasis Petroleum Inc.
Callon Petroleum Company	PDC Energy, Inc.
Carrizo Oil & Gas Inc.	Panhandle Oil and Gas Inc.
Diamondback Energy, Inc.	Parsley Energy
Eclipse Resources Corp	Rice Energy Inc.
Gulfport Energy Corp.	RSP Permian, Inc.
Halcon Resources Corporation	SM Energy Company
Laredo Petroleum, Inc.	Triangle Petroleum Corporation
Magnum Hunter Resources Corp.	WPX Energy, Inc.
Matador Resources Company	Whiting Petroleum Corp.
Northern Oil and Gas, Inc.

Our Executive Compensation Programs Should Remain Flexible

To date, the rapidly growing nature of our business demands that we retain flexibility in assessing our named executive officers performance and in determining the appropriate rewards for that performance. Accordingly, our current compensation structure incorporates discretionary annual bonuses and ad-hoc long-term equity incentive awards to accommodate this flexibility. However, we intend to transition into more structured incentive compensation arrangements as we continue to grow and implement more concrete pre-established performance goals and a more regular long-term incentive grant program to drive performance. To this end, we have engaged the Compensation Consultant to assist us in the transition, which we hope to implement in fiscal 2016.

Our Executive Compensation Programs Should not Encourage Excessive Risk Taking

The Compensation Committee believes the Company’s executive compensation structure, and particularly the discretionary nature of our annual bonus program and ad-hoc nature of our long-term equity awards, provides appropriate incentives to executives to achieve financial, growth, and operational excellence without encouraging the NEOs to take excessive risks in their business decisions. As such, the Company does not believe that its executive compensation program encourages any of its employees to take risks that would be likely to have a material adverse effect on the Company.

Tax and Accounting Consequences Should not Drive our Executive Compensation Programs

The Compensation Committee’s current focus is primarily to incentivize and reward performance that increases shareholder value and that supports the growth of the Company. Accordingly, our compensation programs are not largely driven by tax and accounting considerations. However, where appropriate, the Committee may consider the tax and accounting ramifications of the Company’s plans, arrangements and agreements.

Compensation Setting Process

Role of the Compensation Committee and Management in Setting Compensation

The Board has authorized the Compensation Committee to have primary oversight over the compensation of our NEOs. Our Co-Chief Executive Officers also play an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed of business objectives and the performance of the NEOs other than themselves. The Compensation Committee independently reviews and evaluates the performance of the executive team in light of the recommendations made by the Co-Chief Executive Officers. As such, all final approvals regarding the NEOs’ compensation remain with the Compensation Committee. Finally, the Compensation Committee may retain an independent consulting firm and/or legal counsel experienced in executive and overall compensation practices and policies to assist the Compensation Committee in calibrating the form and amount of executive compensation.

Role of the Compensation Consultant

The Company did not rely on the Compensation Consultant in making fiscal 2015 compensation decisions. However, during fiscal 2015, the Company determined that in light of recent growth, as well as the rapid changes occurring in the industry, a more performance-oriented compensation program was warranted for the NEOs going forward. As such, the Company engaged the Compensation Consultant to assist with a thorough review of the Company’s executive compensation practices, and to design and implement a pay-for-performance oriented compensation program for the Company’s executive officers.

Accordingly, we expect that CBS will assist us in the process of designing a new compensation program for fiscal 2016, which will include:

•	Base salaries for the executives which are at market competitive levels and consistent with Synergy’s compensation philosophy;

•	A formal short-term incentive plan with clearly defined financial and individual metrics, award opportunities, and direct linkage between earned compensation and Company performance;

•	A revised long-term incentive plan comprised of equity awards which are primarily performance-based, to better align executive compensation with Synergy’s long-term goals and objectives; and

•
A reduced emphasis on compensation decisions based on subjective or ad-hoc performance assessments and on certain historical compensation features such as well-completion bonuses (which we expect to replace with short- and long-term incentive plans as discussed above).

Review of Executive Officer Compensation

Our review of executive officer compensation encompasses both the structure of our executive compensation program and the targeted amount of compensation. When making compensation decisions, the Compensation Committee considered multiple sources of internal and external data. However, because comparative compensation information is just one of the several analytic tools that we used in setting executive compensation, the Compensation Committee retained discretion in determining the nature and extent of its use of comparative companies. When exercising its discretion, the Compensation Committee may consider factors such as the nature of the officer’s duties and responsibilities as compared to the corresponding position in the peer companies, the experience and value the executive brings to the role, the executive’s performance results, the success demonstrated in meeting financial and other business objectives, the relation of compensation earned compared to Company performance, and the impact on the internal equity of our pay structure within our Company.

Timing of Compensation Decisions

The Compensation Committee reviews executive officer compensation at different times throughout each year. For example, the Company typically determines discretionary bonus amounts for the NEOs shortly following the end of each fiscal year. Co-CEO well completion bonuses are generally determined as and when wells are completed. Long-term equity awards and base salary adjustments are generally determined on an ad-hoc basis. In addition, the Compensation Committee will review compensation as of and when new employees are hired, existing employees are promoted, or when other factors it deems relevant merit a compensation review.

Consideration of Most Recent "Say-on-Pay" Vote

Our most recent "say-on-pay" vote with respect to executive compensation occurred at our 2012 annual meeting of stockholders, at which over 95% of the votes cast voted to approve the compensation of our named executive officers. Based on these voting results, and the success of the Company during the intervening years, we did not make any significant changes to our executive compensation program for fiscal 2015.

Components of Compensation—Executive Officers

The Company’s executive compensation program has four major components: base salary, annual discretionary bonus, well-completion bonuses, and long-term equity compensation. In addition to the cash and equity components of compensation, the executive officers also participate in the Company’s health and retirement benefits programs.

Base Salaries

Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career. In determining base salaries, our Compensation Committee considers many things including each executive’s role and responsibilities, unique skills, base salary at the executive's existing employer, future potential with the Company, salary levels for similar positions in our market and internal pay equity.

The Company took the following actions with respect to NEO base salaries for fiscal 2015:

EXECUTIVE	DATE	SALARY ACTION	REASON FOR ACTION
Mr. Holloway	November 1, 2014	Base salary was increased to $999,900 per employment contract year (June 1 - May 31), beginning with the employment contract year June 1, 2015 - May 31, 2016.
Base salary was increased due to continued outstanding performance, long-tenure with the Company, exceptional positioning of the Company despite prevailing market forces, and a history of creating high levels of shareholder return.

Mr. Scaff, Jr.	November 1, 2014	Base salary was increased to $999,900 per employment contract year (June 1 - May 31), beginning with the employment contract year June 1, 2015 - May 31, 2016.
Base salary was increased due to continued outstanding performance, long-tenure with the Company, exceptional positioning of the Company despite prevailing market forces, and a history of creating high levels of shareholder return.

Mr. Peterson	May 27, 2015	Base salary was set at $600,000 per year upon hiring.
Mr. Peterson joined the Company on May 27, 2015. His base salary was set giving consideration to his skill set and fit within the Company, his current and future potential within the Company, and market conditions, while providing adequate incentive to induce him to work at the Company.

Mr. Henderson	August 24, 2015	Base salary was set at $375,000 per year upon hiring.
Mr. Henderson joined the Company on August 24, 2015. His base salary was set giving consideration to his skill set and fit within the Company, his current and future potential within the Company, and market conditions, while providing adequate incentive to induce him to work at the Company.

Mr. Jennings	March 7, 2015	Base salary was increased to $250,000 per year
Base salary was increased due to continued outstanding performance, long tenure with the Company, exceptional positioning of the Company despite prevailing market forces, and a history of creating high levels of shareholder return.

Mr. Rasmuson	February 1, 2015	Base salary was increased to $250,000 per year
Base salary was increased due to continued outstanding performance, long tenure with the Company, exceptional positioning of the Company despite prevailing market forces, and a history of creating high levels of shareholder return.

Annual Discretionary Bonus

Annual cash bonuses are designed to incentivize our NEOs, through a variable compensation program, based on the Company’s as well as the individual’s performance. Our annual incentive program is determined at the discretion of the Compensation Committee based on its review of both Company and the individual performance of each executive officer during the fiscal year.

Based on recommendations made by the Compensation Committee, the Compensation Committee took the following actions with respect to discretionary annual bonuses for fiscal 2015:

EXECUTIVE	ANNNUAL DISCRETIONARY BONUS AMOUNT	REASON FOR ACTION TAKEN
Mr. Holloway	$350,000	Bonus was awarded for excellent Company and individual performance, as reflected in part by 2015 TSR, as well as lower relative total compensation to other CEOs in the Company’s peer group.
Mr. Scaff, Jr.	$350,000	Bonus was awarded for excellent Company and individual performance, as reflected in part by 2015 TSR, as well as lower relative total compensation to other CEOs in the Company’s peer group.
Mr. Peterson	—
Executive was not eligible for a bonus for fiscal 2015 based on recent hire date. However, Mr. Peterson did receive a $250,000 sign-on bonus received shortly following his date of hire. The sign-on bonus was awarded on June 4, 2015.

Mr. Henderson	—	Executive was not eligible for a bonus for fiscal 2015 based on recent hire date.
Mr. Jennings	$200,000	Bonus was awarded for excellent Company and individual performance, as reflected in part by 2015 TSR.
Mr. Rasmuson	$250,000	Bonus was awarded for excellent Company and individual performance, as reflected in part by 2015 TSR.

Well Completion Bonus

Well completion bonuses are designed to motivate our Co-CEOs to complete new wells, either through organic growth or through strategic acquisitions. For every 50 wells that begin producing oil and/or gas after June 1, 2013, whether as the result of the Company’s successful drilling efforts or acquisitions, the Company will pay each of Mr. Holloway and Mr. Scaff $100,000, up to a maximum $300,000 during any 12 month employment contract period (measured from June 1 – May 31), provided that:

•	each horizontal well that meets the criteria above will count toward seven wells (as adjusted to reflect the Company’s net working interest in each horizontal well), and

•
the unpaid balance pertaining to any wells included in the previous “50 well bonus program” that first began producing commercial quantities of oil and/or gas as a result of the successful drilling efforts, or as the result of a completed acquisition by the Company, during the three year period ended May 31, 2013, will be counted toward the 50 net well limit applicable for the period beginning June 1, 2013.

The Company paid the following well-completion bonuses for fiscal 2015:

EXECUTIVE	EMPLOYMENT CONTRACT PERIOD	DATE PAID	AMOUNT OF WELL BONUS
Mr. Holloway	June 1, 2014 - May 31, 2015	October 9, 2014	$200,000
		February 23, 2015	$100,000

	June 1, 2015 - May 31, 2016	June 17, 2015	$300,000
		Total	$600,000

Mr. Scaff, Jr.	June 1, 2014 - May 31, 2015	October 9, 2014	$200,000
		February 23, 2015	$100,000

	June 1, 2015 - May 31, 2016	June 17, 2015	$300,000
		Total	$600,000

As discussed under “- Compensation Setting Process - Role of the Compensation Consultant,” we expect to implement a new compensation program for fiscal 2016 that will not include the entry into any new agreements that provide for well-completion bonuses.

Long-Term Incentives

Our long-term incentive program includes periodic grants of time vested stock options, with an exercise price equal to the fair market value of our common stock on the date of grant, as well as grants of time vested restricted stock. Time-vested equity awards are designed to focus and reward our NEOs on our long-term goals and enhancement of stockholder value. Decisions made regarding the timing and size of grants take into account our performance and that of the employee, overall financial health of the Company, as well as competitive market practices and the size of the grants made in prior years. The weighting of these factors varies and is subjective.

The Company believes that stock option grants are inherently performance-based and therefore help to align the interests of the Company’s officers with those of its shareholders by providing compensatory value to the officers when the Company's stock price appreciates.  Option grants are made under the Company’s equity incentive plans.  The Company believes that grants of stock options:

•	Enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	Provide focus, motivation and retention incentive; and

•	Provide competitive levels of total compensation.

In addition to stock options, certain members of our management team have been granted restricted shares of our common stock, which we believe incentivizes performance and further aligns the interests of our management with those of our shareholders. The value of the restricted stock to the grantee increases or decreases in relation to our stock price.

In 2015, we took the following actions with respect to long-term incentive compensation grants to our named executive officers:

EXECUTIVE	DATE	DESCRIPTION	REASON FOR GRANT
Mr. Holloway	N/A	No long-term equity incentive grants were made or promised to Mr. Holloway in or for fiscal 2015.	N/A
Mr. Scaff, Jr.	N/A	No long-term equity incentive grants were made or promised to Mr. Scaff in or for fiscal 2015.	N/A
Mr. Peterson	May 27, 2015	Pursuant to Mr. Peterson’s onboarding package, Mr. Peterson was granted 250,000 shares of restricted stock, and options to purchase 1,750,000 shares of common stock.
Mr. Peterson's equity grants were made to incentivize him to join and remain with the Company. Each of the grants are subject to a five year annual graded vesting schedule, with the first tranche vested on the date of grant, with the remaining 80% vesting in equal annual installments on each of the first four anniversaries of the date of grant.

Mr. Henderson	August 24, 2015
No grants were made to Mr. Henderson in fiscal 2015. However, pursuant to Mr. Henderson’s onboarding package, in the event the stockholder’s approve the equity plan set forth in Proposal 3 to this Proxy Statement, Mr. Henderson will be entitled to receive a grant of 75,000 shares of restricted stock, and options to purchase 150,000 shares of common stock.

Mr. Henderson's pending equity grants were made to incentivize him to join and remain with the Company. Each of the grants are subject to a five year annual graded vesting schedule, with the first tranche vested on the date of grant, with the remaining 80% vesting in equal annual installments on each of the first four anniversaries of the date of grant.

Mr. Jennings	March 7, 2015	Grant of 20,000 shares of restricted stock
Mr. Jennings' equity grant was made as recognition of exceptional performance, long tenure with the Company and to incentivize him to remain with the Company. Restricted stock is subject to a one-year cliff vesting schedule.

Mr. Rasmuson	February 1, 2015	Grant of 40,000 shares of restricted stock.
Mr. Rasmuson's equity grant was made as recognition of exceptional performance, long tenure with the Company and to incentivize him to remain with the Company. His restricted stock grant will vest in two equal annual installments upon the first and second anniversaries of the date of grant.

Benefits

In addition to cash and equity compensation programs, executive officers participate in the health insurance programs available to the Company’s other employees. All executive officers are eligible to participate in the Company’s 401(k) Plan on the same basis as all other employees. The Company matches participant’s contributions in cash, not to exceed 4% of the participant’s total compensation. Other than this 401(k) Plan, we do not have a defined benefit pension plan, profit sharing or other retirement plan.

Executive Compensation Tables

Summary Compensation Table

The following table shows the compensation paid or accrued to our NEOs for the three most recently completed fiscal years of the Company.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)[5]	Non-Equity Incentive Plan Compensation[6]	Stock Awards[7]	Option Awards[8]	All Other Compensation[9]	Total
Edward Holloway	2015	$1,197,000	[4]	$350,000	$600,000	—	—	$10,400	$2,157,400
Co-Chief Executive Officer	2014	$450,000		$320,000	$400,000	$819,600	—	$10,000	$1,999,600
	2013	$330,000		$200,000	—	—	—	$10,000	$540,000

William E. Scaff, Jr.	2015	$1,197,000	[4]	$350,000	$600,000	—	—	$10,400	$2,157,400
Co-Chief Executive Officer, Treasurer	2014	$450,000		$320,000	$400,000	$819,600	—	$10,000	$1,999,600
	2013	$330,000		$200,000	—	—	—	$10,000	$540,000

Lynn A. Peterson[1]	2015	$150,000		$250,000	—	$2,865,000	$9,699,023	—	$12,964,023
President

James P. Henderson[2]	2015	$8,654		—	—	—	—	—	$8,654
Chief Financial Officer

Frank L. Jennings	2015	$262,506		$200,000	—	$228,800	—	$10,400	$701,706
Chief Accounting Officer	2014	$215,000		$90,000	—	$648,000	—	$10,000	$963,000
Former Chief Financial Officer	2013	$180,000		—	—	—	—	$7,000	$187,000

Craig D. Rasmuson[3]	2015	$264,584		$250,000	—	$489,200	—	$10,400	$1,014,184
Chief Operating Officer	2014	$203,623		$50,000	—	$518,400	$653,473	$10,000	$1,435,496

1	Mr. Peterson was appointed as President on May 27, 2015.

2	Mr. Henderson was appointed as the Chief Financial Officer on August 25, 2015.

3	Mr. Rasmuson was appointed as Chief Operating Officer on January 22, 2014.

4
On October 24, 2014 the Compensation Committee adjusted the base salaries of Mr. Holloway and Mr. Scaff with the intention of providing them with base salary for their employment contract year of June 1, 2014 through May 31, 2015 of $990,900, and for each employment contract year thereafter. Due to an interpretive error, the adjustment was applied incorrectly for the employment contract year beginning June 1, 2015 - May 31, 2016, resulting in base salary for the period June 1, 2015 through August 31, 2015 exceeding the pro-rata portion of the $990,900 annual base salary that should have been paid during such period. In order to correct the error, the base salaries of each of Mr. Holloway and Mr. Scaff will be reduced through May 31, 2016 so that their base salaries for the June 1, 2015 - May 31, 2016 employment contract year will equal the intended amount of $990,900.

5	“Bonus” column includes discretionary annual bonuses as well as the signing bonus paid to Mr. Peterson upon his appointment as President.

6	“Non-Equity Incentive Plan Compensation” includes well completion bonuses paid to Mr. Holloway and Mr. Scaff.

7
Represents the grant date fair value of stock issued for services computed in accordance with ASC 718 on the date of grant. Please see Note 11 to the Company’s financial statements included in the Annual Report on Form 10-K filed with the SEC on October 16, 2015 for information regarding the principles used to calculate the grant date fair values set forth above.

8
Represents the grant date fair value of options granted computed in accordance with ASC 718 on the date of grant. Please see Note 11 to the Company’s financial statements included in the Annual Report on Form 10-K filed with the SEC on October 16, 2015 for information regarding the principles used to calculate the grant date fair values set forth above.

9
“All Other Compensation” includes compensation received that we could not properly report in any other column of the table. These amounts represent the Company matching contribution to the Company’s 401(k) Plan.

Grants of Plan-Based Awards

The following table provides information for each of our NEOs regarding annual and long-term incentive award opportunities granted in fiscal year 2015:

			Estimated Possible Payouts Under Non‑Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)		Options (#)		Awards ($/Sh)	Awards ($)[4]
Mr. Holloway	6/1/2013	[1]	$100,000	—	$600,000	—	—	—	—		—		—	—

Mr. Scaff, Jr.	6/1/2013	[1]	$100,000	—	$600,000	—	—	—	—		—		—	—

Mr. Peterson	5/27/2015		—	—	—	—	—	—	250,000	[2]	—		—	$2,865,000
	5/27/2015		—	—	—	—	—	—	—		1,750,000	[2]	$11.46	$9,699,023

Mr. Henderson	—		—	—	—	—	—	—	—		—		—	—

Mr. Jennings	3/7/2015		—	—	—	—	—	—	20,000	[3]	—		—	$228,800

Mr. Rasmuson	2/1/2015		—	—	—	—	—	—	40,000	[3]	—		—	$489,200

[1]
Represents well completion bonuses granted pursuant to the employment agreements of Mr. Holloway and Mr. Scaff, which were entered into on June 1, 2013. The 2015 fiscal year crosses two employment contract years. Messrs. Holloway and Scaff each received $300,000 in well completion bonuses during fiscal year 2015 for the employment contract year which ended on May 31, 2015. In addition, in June 2015, each received well completion bonuses of $300,000 for the employment contract year which began on June 1, 2015. Because the maximum well completion bonus for the employment contract year June 1, 2015 through May 31, 2016 has already been paid, no further well completion bonuses will be paid for the current employment contract year.

[2]
The awards reported for Mr. Peterson reflect onboarding grants of restricted share and stock options awarded to Mr. Peterson in May of 2015 coincident with his commencement of employment and appointment as President. See “Compensation Discussion and Analysis” above for additional information about these equity awards.

[3]
The amounts shown reflect restricted share grants made to Mr. Rasmuson in February 2015 and to Mr. Jennings in March 2015. See “Compensation Discussion and Analysis” above for additional information about these equity awards.

[4]
Represents the grant date fair value of options and restricted shares granted computed in accordance with ASC 718 on the date of grant. Please see Note 11 to the Company’s financial statements included in the Annual Report on Form 10-K filed with the SEC on October 16, 2015 for information regarding the principles used to calculate the grant date fair values set forth above.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding options and unvested restricted stock held by our NEOs as of August 31, 2015. Market values for outstanding stock awards are presented as of August 31, 2015 based on the closing price of our common stock on the NYSE MKT on August 31, 2015 of $10.74.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Holloway	6/23/2014	—	—		—	—	22,500	[2]	$241,650	—	—

Mr. Scaff, Jr.	6/23/2014	—	—		—	—	22,500	[2]	$241,650	—	—

Mr. Peterson	5/27/2015	350,000	1,400,000	[3]	$11.46	5/26/2025	—		—	—	—
	5/27/2015	—	—		—	—	200,000	[4]	$2,148,000	—	—

Mr. Henderson	—	—	—		—	—	—		—	—	—

Mr. Jennings	3/7/2011	150,000	—		$4.40	3/6/2021	—		—	—	—
	3/7/2014	—	—		—	—	20,000	[5]	$214,800	—	—
	3/7/2015	—	—		—	—	20,000	[6]	$214,800	—	—

Mr. Rasmuson	12/31/2008	30,000	—		$3.00	12/30/2018	—		—	—	—
	9/27/2010	20,000	—		$2.40	2/26/2020	—		—	—	—
	9/22/2011	40,000	40,000	[9]	$2.80	9/21/2021	—		—	—	—
	9/22/2012	50,000	50,000	[10]	$3.67	9/21/2022	—		—	—	—
	9/22/2013	20,000	80,000	[11]	$9.63	9/21/2023	—		—	—	—
	2/1/2014	—	—		—	—	40,000	[7]	$429,600	—	—
	2/1/2015	—	—		—	—	40,000	[8]	$429,600	—	—

[1]	These amounts were calculated based on $10.74 per share, which was the closing price of the Company’s common stock on August 31, 2015.

[2]	The remainder of these restricted shares will vest 2,500 per month until June 1, 2016, subject generally to continued employment by the recipient during the two‑year period following the grant date.

[3]
The remainder of these nonqualified stock options will vest in increments of 350,000 shares upon the first four anniversaries of the grant date, subject generally to continued employment by the recipient during the four‑year period following the grant date.

[4]
The remainder of these restricted shares will vest in increments of 50,000 shares upon the first four anniversaries of the grant date, subject generally to continued employment by the recipient during the four‑year period following the grant date.

[5]
The remainder of these restricted shares will vest in full on the second anniversary of the grant date, subject generally to continued employment by the recipient during the three‑year period following the grant date.

[6]
The remainder of these restricted shares will vest in full on the first anniversary of the grant date, subject generally to continued employment by the recipient during the one‑year period following the grant date.

[7]
The remainder of these restricted shares will vest in two equal increments on the second and third anniversaries of the grant date, subject generally to continued employment by the recipient during the three‑year period following the grant date.

[8]
The remainder of these restricted shares will vest in two equal increments on the first and second anniversaries of the grant date, subject generally to continued employment by the recipient during the two‑year period following the grant date.

[9]
The remainder of these nonqualified stock options will vest in increments of 20,000 shares upon the fourth and fifth anniversaries of the grant date, subject generally to continued employment by the recipient during the five‑year period following the grant date.

[10]
The remainder of these nonqualified stock options will vest in increments of 25,000 shares upon the third and fourth anniversaries of the grant date, subject generally to continued employment by the recipient during the four‑year period following the grant date.

[11]
The remainder of these nonqualified stock options will vest in increments of 20,000 shares upon the third, fourth and fifth anniversaries of the grant date, subject generally to continued employment by the recipient during the five‑year period following the grant date.

Option Exercises and Stock Vested

The following table shows information concerning the stock options exercised and stock awards vested during the fiscal year ended August 31, 2015 by the persons named below:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Mr. Holloway	—	—	30,000	351,250
Mr. Scaff, Jr.	—	—	30,000	351,250
Mr. Peterson	—	—	50,000	572,500
Mr. Henderson	—	—	—	—
Mr. Jennings	—	—	20,000	228,800
Mr. Rasmuson	—	—	20,000	244,600

[1]
For option awards, the value realized is the difference between the fair market value of our common stock at the time of exercise and the exercise price. For stock awards, the value realized is based on the closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Employment Agreements

We currently maintain executive employment agreements with all of our named executive officers with the exception of Mr. Henderson. The employment agreement for each executive officer sets forth their job title and responsibilities, compensation, restrictive covenants, and the consequences of certain terminations of employment, including upon a change of control. As part of the engagement of the Compensation Consultants, the Company will be reviewing and evaluating all employment agreements currently in place with its named executive officers to ensure market competitiveness and that the provisions therein generally align with market best practices.

Ed Holloway, Co-Chief Executive Officer. Mr. Holloway’s employment agreement commenced on June 1, 2013 and expires on May 31, 2016. Upon Mr. Holloway’s death or disability, he (or his legal representative) is entitled to receive all compensation that would otherwise be payable to Mr. Holloway through the last day of the month in which his death occurs or in which his employment is terminated due to disability. In the event of his termination for “cause” (as defined below), Mr. Holloway is entitled to be paid through the date of his termination of employment. If the Company terminates Mr. Holloway for cause or for disability and an arbitrator determines that the termination was improper, Mr. Holloway is entitled to the compensation which he would have received had the employment agreement not been terminated. In the event of a “constructive termination” (as defined below) other than a “change of control” (as defined below), Mr. Holloway may terminate his employment upon not less than 30 days’ notice. In the event of a constructive termination following a change of control, Mr. Holloway may terminate his employment upon not less than 30 days’ notice and is entitled to receive a lump sum amount equal to the greater of 12 months’ salary (as in effect at the time of termination) or the amount of all salary and benefits that would otherwise be payable pursuant to his employment agreement. All unvested options and bonus shares held by Mr. Holloway will become fully vested upon a constructive termination (whether or not followed by his termination of employment), and the expiration date of any options that would expire within 6 months after the constructive termination will be extended to the date that is 12 months after the date of the constructive termination. Mr. Holloway’s employment agreement contains confidentiality obligations applicable during the term of his employment and thereafter.

William E. Scaff, Jr., Co-Chief Executive Officer and Treasurer. Mr. Scaff’s employment agreement commenced on June 1, 2013 and expires on May 31, 2016. Upon Mr. Scaff's death or disability, he (or his legal representative) is entitled to receive all compensation that would otherwise be payable to Mr. Scaff through the last day of the month in which his death occurs or in which his employment is terminated due to disability. In the event of his termination for “cause” (as defined below), Mr. Scaff is entitled to be paid through the date of his termination of employment. If the Company terminates Mr. Scaff for cause or for disability and an arbitrator determines that the termination was improper, Mr. Scaff is entitled to the compensation which he would have received had the employment agreement not been terminated. In the event of a “constructive termination” (as defined below) other than a “change of control” (as defined below), Mr. Scaff may terminate his employment upon not less than 30 days’ notice. In the event of a constructive termination following a change of control, Mr. Scaff may terminate his employment upon not less than 30 days’ notice and is entitled to receive a lump sum amount equal to the greater of 12 months’ salary (as in effect at the time of termination) or the amount of all salary and benefits that would otherwise be payable pursuant to his employment agreement. All unvested options and bonus shares held by Mr. Scaff will become fully vested upon a constructive termination (whether or not followed by his termination of employment), and the expiration date of any options that would expire within 6 months after the constructive termination will be extended to the date that is 12 months after the date of the constructive termination. Mr. Scaff’s employment agreement contains confidentiality obligations applicable during the term of his employment and thereafter.

Lynn A. Peterson, President. Mr. Peterson’s employment agreement commenced on May 27, 2015 and expires on May 31, 2020. Upon Mr. Peterson’s death or disability, he (or his legal representative) is entitled to receive all compensation that would otherwise be payable to Mr. Peterson through the last day of the month in which his death occurs or in which his employment is terminated due to disability, and any unvested equity grants and stock options will become immediately exercisable. In the event of his termination for “cause” (as defined below), Mr. Peterson is entitled to be paid through the date of his termination of employment. If the Company terminates Mr. Peterson for cause or for disability and an arbitrator determines that the termination was improper, Mr. Peterson is entitled to the compensation which he would have received had the employment agreement not been terminated. In the event the Company terminates Mr. Peterson’s employment other than for cause or due to his death or disability and not in connection with or within 12 months following a change in control (as defined below), the Company will pay to Mr. Peterson a lump sum amount equal to two times Mr. Peterson’s annual salary (as in effect at the time of termination) plus Mr. Peterson’s most recent bonus (the “Termination Payment”), and all of Mr. Peterson’s unpaid or unvested equity grants and stock options will be immediately vested. In the event of a “constructive termination” (as defined below) other than in connection with or within 12 months following a change in control, Mr. Peterson may terminate his employment upon not less than 30 days’ notice, will be entitled to receive the Termination Payment, and all of his unpaid or unvested restricted stock awards and option awards will be immediately vested. In the event of a change of control, if the Company terminates Mr. Peterson’s employment without the occurrence of a “cause” event on or before the first anniversary of the change of control and not due to Mr. Peterson’s death or disability, the Company will pay to Mr. Peterson a lump sum amount equal to three times Mr. Peterson’s annual salary (as in effect at the time of termination) plus Mr. Peterson’s most recent bonus. All of Mr. Peterson’s unpaid or unvested equity grants and stock options shall be immediately vested upon a change of control (whether or not followed by his termination of employment), and the expiration date of any options which would expire within 6 months after the constructive termination will be extended to the date that is the earlier to occur of 12 months after the date of the constructive termination or the tenth anniversary of the date of grant. In addition, upon a change of control and Mr. Peterson’s termination of employment, he will receive the value of 18 months of COBRA premiums in a cash lump sum. The termination payments provided in the employment agreement are subject to modification as necessary to comply with Section 409A of the Code. The termination payments described above (other than those payable in connection with a change of control) are subject to Mr. Peterson’s execution of a release agreement reasonably acceptable to the Company and are not payable in the event of a material breach of the employment agreement by Mr. Peterson. Mr. Peterson’s employment agreement contains confidentiality obligations applicable during the term of his employment and thereafter. The employment agreement also contains a non-competition provision which is applicable during the term of the employment agreement and for one year thereafter and restricts Mr. Peterson from being employed by or owning an interest in any company which competes with the Company and from owning an interest in any property located within 50 miles of any property owned or under consideration by the Company, subject to certain exceptions. During his term of employment, the Company agrees to nominate Mr. Peterson for election to the Board.

Frank L. Jennings, Chief Accounting Officer. Mr. Jennings’ employment agreement commenced on March 7, 2014 and expires on May 31, 2016. Upon Mr. Jennings’ death or disability, he (or his legal representative) is entitled to receive all compensation that would otherwise be payable to Mr. Jennings through the last day of the month in which his death occurs or in which his employment is terminated due to disability, and any unvested equity grants and stock options will become immediately exercisable. In the event of his termination for “cause” (as defined below), Mr. Jennings is entitled to be paid through the date of his termination of employment. If the Company terminates Mr. Jennings for cause or for disability and an arbitrator determines that the termination was improper, Mr. Jennings is entitled to the compensation which he would have received had the employment agreement not been terminated. In the event of a “constructive termination” (as defined below) other than a “change of control” (as defined below), Mr. Jennings may terminate his employment upon not less than 30 days’ notice. In the event of a constructive termination following a change of control, Mr. Jennings may terminate his employment upon not less than 30 days’ notice and is entitled to receive a lump sum amount equal to the greater of 12 months’ salary (as in effect at the time of termination) or the amount of all salary and benefits that would otherwise be payable pursuant to his employment agreement. All unvested options and bonus shares held by Mr. Jennings will become fully vested upon a constructive termination (whether or not followed by his termination of employment). If Mr. Jennings retires during the term of the employment agreement after attaining the age of 70, any unvested equity grants and stock options will become immediately exercisable and may be exercised for a period of one year. Mr. Jennings’ employment agreement contains confidentiality obligations applicable during the term of his employment and thereafter. The employment agreement also contains a non-competition provision that is applicable during the term of the employment agreement and for one year thereafter and restricts Mr. Jennings from being employed by or owning an interest in any company which competes with the Company and from owning an interest in any property located within 50 miles of any property owned or under consideration by the Company, subject to certain exceptions.

Craig Rasmuson, Chief Operating Officer. Mr. Rasmuson’s employment agreement commenced on February 1, 2014 and expires on February 1, 2017. Upon Mr. Rasmuson’s death or disability, he (or his legal representative) is entitled to receive all compensation that would otherwise be payable to Mr. Rasmuson through the last day of the month in which his death occurs or in which his employment is terminated due to disability, and any unvested equity grants and stock options will become immediately exercisable. In the event of his termination for “cause” (as defined below), Mr. Rasmuson is entitled to be paid through the date of his termination of employment. If the Company terminates Mr. Rasmuson for cause or for disability and an arbitrator determines that the termination was improper, Mr. Rasmuson is entitled to the compensation which he would have received had the employment agreement not been terminated. In the event of a “constructive termination” (as defined below) other than a “change of control” (as defined below), Mr. Rasmuson may terminate his employment upon not less than 30 days’ notice. In the event of a constructive termination following a change of control, Mr. Rasmuson may terminate his employment upon not less than 30 days’ notice and is entitled to receive a lump sum amount equal to the greater of 12 months’ salary (as in effect at the time of termination) or the amount of all salary and benefits which would otherwise be payable pursuant to his employment agreement. All unvested options and bonus shares held by Mr. Rasmuson will become fully vested upon a constructive termination (whether or not followed by his termination of employment). If Mr. Rasmuson retires during the term of the employment agreement after attaining the age of 70, any unvested equity grants and stock options will become immediately exercisable and may be exercised for a period of one year. Mr. Rasmuson’ employment agreement contains confidentiality obligations applicable during the term of his employment and thereafter. The employment agreement also contains a non-competition provision which is applicable during the term of the employment agreement and for one year thereafter and restricts Mr. Rasmuson from being employed by or owning an interest in any company which competes with the Company and from owning an interest in any property located within 50 miles of any property owned or under consideration by the Company, subject to certain exceptions.

Estimated Termination and Change in Control Benefits

The following table quantifies the benefits that would have been received by our named executive officers had they experienced a termination of employment under various circumstances as of August 31, 2015 under the terms of their employment agreements in effect on such date:

Name	Payment Type	Termination Upon Death or Disability ($)	Termination for Cause ($)	Certain Terminations in Violation of Agreement(1)($)		Certain Terminations upon or after a Change of Control(2)($)
Mr. Holloway	Cash Payment	—	—	749,925		999,900
	Equity[3]	—	—	214,800		241,650
	TOTAL[4]	—	—	964,725		1,241,550

Mr. Scaff, Jr.	Cash Payment	—	—	749,925		999,900
	Equity[3]	—	—	214,800		241,650
	TOTAL[4]	—	—	964,725		1,241,550

Mr. Peterson	Cash Payment	—	—	1,200,000	[5]	1,800,000
	Equity[3]	2,148,000	—	2,148,000		2,148,000
	COBRA	—	—	—		11,934
	TOTAL[4]	2,148,000	—	3,348,000		3,959,934

Mr. Henderson[6]	Cash Payment	—	—	—		—
	Equity[3]	—	—	—		—
	TOTAL[4]	—	—	—		—

Mr. Jennings	Cash Payment	—	—	187,500		250,000
	Equity[3]	429,600	—	429,600		429,600
	TOTAL[4]	429,600	—	617,100		679,600

Mr. Rasmuson	Cash Payment	—	—	354,167		354,167
	Equity[3]	1,619,100	—	1,574,700		1,619,100
	TOTAL[4]	1,619,100	—	1,928,867		1,973,267

[1]
Termination in Violation of Agreement refers to a termination event in which the Company terminates an executive officer in breach of the “for cause” or disability termination provisions of the employment agreement. Except where otherwise noted, amounts shown reflect base salary for the remainder of the employment term and do not include discretionary bonuses.

[2]
Termination upon or after a Change of Control refers to a constructive termination occurring simultaneously with or following a Change of Control for the periods described in the employment agreements.

[3]	Equity amounts based on the closing price of our common stock on the NYSE MKT on August 31, 2015 of $10.74

[4]	Does not include the value of continued benefits under employee benefit plans, if applicable.

[5]	Amount reflects the contractual severance payment in the event of a termination not for cause.

[6]	Mr. Henderson is not party to an employment agreement with the Company.

Equity Compensation Plan Information

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of August 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders
2011 Non-Qualified Stock Option Plan	4,176,500	$9.29	384,500
2011 Incentive Stock Option Plan	—	—	2,000,000
2011 Stock Bonus Plan	632,500	N/A	723,937
Equity compensation plans not approved by security holders	—	—	—
Total	4,809,000		3,108,437

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes show information as of October 19, 2015 regarding the beneficial ownership of our common stock by:

•	each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each member of the Board and each of our named executive officers; and

•	all members of the Board and our executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is 1625 Broadway, Suite 300, Denver, Colorado 80202.

In calculating the number of shares beneficially owned by each person and the percentage owned by each person, we have assumed that all shares issuable upon exercise of options or the vesting of stock awards within 60 days of October 19, 2015 are beneficially owned by that person. The total number of shares outstanding used in calculating the percentage owned includes these shares.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Outstanding Common Shares Beneficially Owned

Named Executive Officers:
Edward Holloway	3,000,199		2.9%
William E. Scaff, Jr.	2,975,199		2.8%
Lynn A. Peterson	400,000	[1]	0.4%
James P. Henderson	—		—%
Frank L. Jennings	200,133	[2]	0.2%
Craig D. Rasmuson	248,540	[3]	0.2%

Non-Employee Directors:
Rick Wilber	708,019		0.7%
Raymond McElhaney	280,725		0.3%
Bill Conrad	215,031		0.2%
R.W. Noffsinger	193,425		0.2%
George Seward	2,116,614		2.0%
Jack Aydin	18,036		—%

All directors and named executive officers as a group (12 individuals)	10,355,921	[4]	9.8%

[1]	Shares beneficially owned include 350,000 shares subject to options exercisable within 60 days of October 19, 2015.

[2]	Shares beneficially owned include 150,000 shares subject to options exercisable within 60 days of October 19, 2015.

3	Shares beneficially owned include 225,000 shares subject to options exercisable within 60 days of October 19, 2015.

[4]	Shares beneficially owned include 725,000 shares of common stock subject to options issued to named executive officers that are exercisable or issuable within 60 days of October 19, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its officers and directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended August 31, 2015, the Company’s officers and directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

OTHER MATTERS

The Board is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. If other matters should properly come before the Annual Meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, will vote on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to include in the Company’s Proxy Statement for the 2016 annual meeting of stockholders must be received by the Company at its principal office on or prior to July 12, 2016, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Synergy Resources Corporation
Attention: Corporate Secretary
1625 Broadway, Suite 300
Denver, CO 80202

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any shareholder proposal at the address listed above after September 23, 2016 that is intended to be presented at the 2016 annual meeting of shareholders without inclusion in the Proxy Statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this Proxy Statement, to the attention of our corporate secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee.

By Order of the Board of Directors,

/s/ Ed Holloway	/s/ William E. Scaff, Jr.
Ed Holloway	William E. Scaff, Jr.
Co-Chief Executive Officer	Co-Chief Executive Officer
November 9, 2015	November 9, 2015

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2015, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO: SYNERGY RESOURCES CORPORATION, CORPORATE COMMUNICATIONS, 1625 BROADWAY, SUITE 300, DENVER, CO 80202.

Appendix A

Synergy Resources Corporation

2015 Equity Incentive Plan

SYNERGY RESOURCES CORPORATION
2015 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN
The purpose of this 2015 Equity Incentive Plan (this “Plan”) of Synergy Resources Corporation, a Colorado corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, directors, and other eligible persons through the grant of equity awards and certain cash compensation.

2.	ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity controlled by the Corporation directly or indirectly through one or more intermediaries; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION
3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.
With respect to awards intended to satisfy the requirements for performance‑based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (as defined by the rules of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.
3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:
(a)    determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;
(b)    grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;
(c)    approve the forms of award agreements (which need not be identical either as to type of award or among participants);
(d)    construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;
(e)    cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;
(g)    adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Section 162(m) of the Code and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance‑based compensation under Section 162(m) of the Code, and provided that in no case (except due to an adjustment contemplated by Section 7) shall the terms of any outstanding awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding stock option or stock appreciation right or other award granted under this Plan, or be exchanged for cash, other awards or stock option or stock appreciation rights with an exercise price that is less than the per share exercise price of the original stock option or stock appreciation rights, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;
(h)    determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);
(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;
(j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and
(k)    determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law, the Corporation’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Corporation that may be in effect from time to time.
3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.
3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT
4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation, par value $0.001 per share, and such other securities or property as may become the subject of awards under this Plan pursuant to an adjustment made under Section 7.1.
4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) may not exceed 4,500,000 shares of Common Stock.
The foregoing Share Limit is subject to adjustment as contemplated by Section 7.1 and Section 8.10.
4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award, and the total number of shares subject to the exercised portion of an SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.
4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.	AWARDS
5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5. Options may only be granted to Eligible Persons for whom the Corporation would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E).
5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years. SARs may only be granted to Eligible Persons for whom the Corporation would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E).

5.1.4 Restricted Stock.
(a)    Restrictions. Restricted stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder of the Corporation, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).
(b)    Certificates for Shares. Shares of restricted stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that shares of restricted stock are held in escrow until all restrictions lapse.
(c)    Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan or held in escrow by the Corporation unless and until the related shares of restricted stock become vested. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.
5.1.5    Restricted Stock Units.

(a)    Grant of Restricted Stock Units. A restricted stock unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable award agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

(b)    Dividend Equivalent Accounts. If (and only if) required by the applicable award agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall pay dividend equivalent rights with respect to RSUs, in which case the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall rights to be paid the amounts or other property credited to such account upon vesting of the RSU.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder of the Corporation with respect to such RSUs until such time as shares of Common Stock are issued to the participant. In the event an RSU is settled in cash, the participant receiving RSUs shall never receive stockholder rights with respect to such award. No shares of Common Stock shall be issued at the time a RSU is granted, and the Corporation will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU, if any, shall be treated as issued on the first date that the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock (or the settlement of an RSU in cash) under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6    Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below).  Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.
5.1.7 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.
5.2 Section 162(m) Performance‑Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance‑based compensation” within the meaning of Section 162(m) of the Code (“Performance‑Based Awards”). The grant, vesting, exercisability or payment of Performance‑Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance‑based compensation” under Section 162(m) of the Code. Any other Performance‑Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance‑Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance‑Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance‑based compensation under Section 162(m) of the Code.
5.2.2 Performance Goals. The specific performance goals for Performance‑Based Awards (other than Qualifying Options and Qualifying SARs) shall be based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”) from the following: (1) total shareholder return; (2) net revenues (3) return on total stockholders’ equity; (4) earnings per share of Company Stock; (5) net income (before or after taxes); (6) return on assets; (7) return on investment; (8) return on capital; (9) economic value added; (10) operating budget or margin; (11) contribution margin; (12) earnings (adjusted or non-adjusted) from continuing operations; levels of expense, cost or liability; (13) earnings (adjusted or non-adjusted) before all or any interest, taxes, depreciation, amortization and/or exploration expense (“ EBIT ”, “ EBITA ”, “ EBITDA ” or “ EBITDAX ”); (14) debt reduction; (15) market share; (16) reserve growth; (17) reserve replacement; (18) production growth; (19) finding/development costs; (20) lease operating expense; (21) captured prospects; (22) prospecting licenses signed; (23) operated prospects matured to drill ready; (24) drilling programs commenced; (25) drillable prospects, capabilities and critical path items established; (26) third-party capital sourcing; (27) captured net risked resource potential; (28) acquisition cost efficiency; (29) stock price; (30) acquisitions of oil and gas interests; (31) increases in proved, probable or possible reserves; (32) finding and development costs; (33) overhead costs; (34) general and administration expense; (35) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; (36) such other criteria as the stockholders of the Company may approve; and (37) any combination of the foregoing. To qualify awards as performance‑based under Section 162(m) of the Code, the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator shall make all adjustment with the intent that they not adversely affect the qualification of any compensation payable under such performance targets as “performance‑based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.
5.2.3 Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.
5.2.4 Certification of Payment. Before any Performance‑Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance‑based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance‑Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance‑based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”).
5.2.7    Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed 4,500,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during any single fiscal year during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed 750,000 shares of Common Stock. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during any single fiscal year during the 162(m) Term may not exceed $3,000,000.
5.3 Award Agreements. Each award (other than cash awards described in Section 5.1.6) shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.
5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.
5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.
5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the U.S. national securities exchange or over-the-counter market on which such stock is principally traded on the date of the grant of such award or (ii) if the shares of Common Stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as reasonably determined by the Administrator in good faith and, to the extent necessary, in accordance with the requirements of Section 409A of the Code.
5.7 Transfer Restrictions.
5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)    transfers to the Corporation,
(b)    the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
(c)    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,
(d)    subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or
(e)    the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.
5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS
6.1 Termination of Employment.
6.1.1    Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.1.2    Stock Options and SARs. For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause.” The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”
The term “cause” shall have the meaning assigned to such term in any individual employment or severance agreement or award agreement with the participant or, if no such agreement exists or if such agreement does not define “cause,” cause shall mean (i) participant’s act(s) of gross negligence or willful misconduct in the course of participant’s employment by the Corporation or any of its Subsidiaries that is or could reasonably be expected to be materially injurious to the Corporation or any of its Subsidiaries, (ii) willful failure or refusal by participant to perform in any material respect his or her duties or responsibilities, (iii) misappropriation by participant of any assets of the Corporation or any of its Subsidiaries, (iv) embezzlement or fraud committed by participant, or at his or her direction, and (v) participant’s conviction of, or pleading “guilty” or “ no contest” to a felony under state or federal law.

6.1.3    Restricted Stock and RSUs. For awards of restricted stock, unless the award agreement provides otherwise, shares of restricted stock that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided however, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to shares of restricted stock shall be waived in whole or in part in the event of a termination of employment or service, and the Administrator may in other cases waive in whole or in part the forfeiture of shares of restricted stock. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.
6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.
7.    ADJUSTMENTS; ACCELERATION
7.1    Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”), (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the Share Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, (5) the compensation limitations under Section162(m) of the Code set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements under Section 162(m) of the Code), and (6) the non-employee director compensation limitations set forth in Section 9, below. Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.
7.2    Change in Control. The Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change in Control, or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine. Notwithstanding the foregoing, in the event the Administrator does not make appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control, then each then-outstanding option and SAR shall automatically become fully vested, all shares of restricted stock and restricted stock units then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested in full (assuming all performance targets have been achieved at 100% of target) and payable to the holder of such award.
For purposes of this Plan, “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;
(b) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the combined voting power of the then-outstanding voting securities of the entity resulting from such Business Combination, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.
No compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.
7.3    Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).
The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this Section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
7.4    Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
7.5    Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Section 409A of the Code.

8.	OTHER PROVISIONS
8.1     Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2     Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3     No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4     Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5     Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:
(a)    require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or
(b)    deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.
8.6     Effective Date, Termination and Suspension, Amendments.
8.6.1      Effective Date and Termination. This Plan was approved by the Board and shall become effective upon approval by the stockholders at the Company’s next Annual Meeting (the “Effective Date”). Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2     Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3     Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Corporation.
8.6.4     Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).
8.6.5     Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7     Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Corporation for which a record date is prior to such date of delivery.
8.8     Governing Law; Construction; Severability.
8.8.1     Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State in which the Corporation is incorporated.
8.8.2     Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3     Plan Construction.
(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.
(b) Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance‑based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance‑Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance‑based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code.
(c) Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan will be either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the participant. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Corporation nor the Administrator will have any liability to any participant for such tax or penalty.
(d)    No Guarantee of Favorable Tax Treatment. Although the Corporation intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.
8.9     Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10     Stock‑Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock‑based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.
8.11     Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12     No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13      Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.
8.14     Non-Competition, Code of Ethics and Clawback Policy. By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the Plan, including participation therein, each participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Administrator and the Corporation’s code of ethics policy and other policies applicable to such participant as is in effect from time to time. Awards shall be subject to any clawback policy adopted by the Corporation from time to time.

9.	DIRECTOR COMPENSATION PROVISIONS
9.1     Plan Exclusive Vehicle for Non-Employee Director Cash and Equity Compensation. All cash and equity compensation paid or provided to the Corporation’s non-employee directors shall be awarded under the terms and conditions of this Plan.

9.2     Non-Employee Director Compensation. Non-employee directors may be awarded any of the types of awards described in Section 5 above for which they are eligible under the terms and conditions of Section 5, above.
9.2.1    Cash Awards. Cash awards (as described in Section 5.1.6) may take any form determined by the Administrator in its sole and absolute discretion, including, but not limited to, retainers, committee fees, chairperson fees, per meeting fees, and special fees for committee service. In no event shall Cash awards paid to any non-employee director exceed $400,000 in any fiscal year.
9.2.2    Equity Awards. Equity Awards (described in Sections 5.1.1, 5.1.3, 5.14. 5.1.5, and 5.1.7) may take any form determined by the Administrator in its sole and absolute discretion, provided, however, that in no event shall awards granted to an non-employee director in any fiscal year cover more than 50,000 shares of Common Stock (with the number of shares covered by awards determined based on the maximum number of shares potentially issuable pursuant to such awards).

As adopted by the Board of Directors of Synergy Resources Corporation on October __, 2015.

Appendix B

Synergy Resources Corporation

Amended Articles of Incorporation

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SYNERGY RESOURCES CORPORATION

Synergy Resources Corporation, a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that these restated Articles of Incorporation restate the existing terms of the Articles of Incorporation of the Corporation and have been duly approved by the Corporation without the necessity of shareholder approval pursuant to Section 7-110-107 of the Colorado Business Corporation Act and have been further amended and restated as of December 15, 2015.
ARTICLE I. Name: The name of the Corporation is Synergy Resources Corporation.
ARTICLE II. Duration. The Corporation shall have perpetual duration.
ARTICLE III. Capital Structure.
Section 1.    Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is ~~210,000,000~~ 310,000,000 of which 10,000,000 shall be Preferred Shares, par value $.01 per share, and ~~200,000,000~~ 300,000,000 shall be Common Shares, par value $.001 per share, and the designation, preferences, limitations and relative rights of the shares of each class are as set forth below.
Section 2.     Preferred Shares. Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the designation and number of shares of any series and the relative rights and preferences of the shares of any series so established as to distinguish the shares thereof from the shares of all other series. The Board of Directors is also authorized, within limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.
Section 3.    Common Shares.
A.    The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.
B.    The holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.
ARTICLE IV.    Voting by Shareholders
Section 1.    Cumulative Voting. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.
Section 2.    Denial of Preemptive Rights. No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities would adversely effect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of directors, if otherwise authorized by the provisions of these Articles of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing shareholders of any class or series.
Section 3.    Action by Written Consent. Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.
Section 4.    Quorum. The presence of one-third of the votes entitled to be cast on any matter by a voting group constitutes a quorum of that voting group for action on the matter.
ARTICLE V. Limitations on Director Liability. To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith.

IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation as of this 15th day of December, 2015.
SYNERGY RESOURCES CORPORATION

By:    __________________________
Name:    __________________________
Title:    __________________________

PROXY

SYNERGY RESOURCES CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Synergy Resources Corporation acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held December 15, 2015, at 10:00 am Mountain Time, at the Westin Hotel, 1672 Lawrence Street, Denver, CO 80202 and hereby appoints each of Ed Holloway, William E. Scaff, Jr., and Lynn A. Peterson each with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of shareholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as indicated on this proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 15, 2015. The Proxy Statement and our 2015 Annual Report to Stockholders are available at: http://www.viewproxy.com/syrginfo/2016

Please mark votes as in this example ☒

(1) To elect the nominees named herein as members of the Company's Board;
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees for the Board of Directors are	FOR	WITHHOLD
01 Ed Holloway	☐	☐
02 William E. Scaff, Jr	☐	☐
03 Lynn A. Peterson	☐	☐
04 Rick A. Wilber	☐	☐
05 Raymond E. McElhaney	☐	☐
06 Bill M. Conrad	☐	☐
07 George Seward	☐	☐
08 R.W. Noffsinger III	☐	☐
09 Jack Aydin	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF ITEMS 2, 3, 4 AND 5.

I plan to attend the Annual Meeting ☐

Please sign your name exactly as it appears on your stock certificate. If shares are held

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Date: ______________________________

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.